Post-Qualification Amendment No. 15

File No. 024-11612

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Innovation, LLC (the “Offering Statement”).  The Offering Statement, as amended by certain pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on January 10, 2022. This Post-Qualification Amendment No. 15 seeks to qualify 1 series of interests of the issuer: Series #STEGO.

Different series of RSE Innovation, LLC have already been offered by RSE Innovation, LLC under the Offering Statement, as amended and qualified.  Such series of RSE Innovation, LLC will continue to be offered and sold by RSE Innovation, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of an additional series of RSE Innovation, LLC and to amend, update and/or replace certain information contained in the Offering Statement. The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the “Master Series Table” contained in Appendix A to the Offering Circular in this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 15 amends the Offering Circular of RSE Innovation, LLC originally filed as a part of the Offering Statement that was first qualified on January 10, 2022, and most recently amended by Post-Qualification Offering Circular Amendment No. 14 dated December 3, 2024, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular and update certain other information in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.  An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment.  To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 15

SUBJECT TO COMPLETION; DATED DECEMBER 19, 2024

RSE INNOVATION, LLC

46 HOWARD STREET, SUITE 215, NEW YORK, NEW YORK 10013

(201) 564-0493 Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Offering Circular relates to the offer and sale of series of interests, as described below, to be issued by RSE Innovation, LLC (the “Company,” “RSE Innovation,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #STEGO	Per Unit	$68.75	0.18% (4) (5)	$68.63 (5)
	Total Minimum	$11,000,000	0.23% (4)	$10,975,000
	Total Maximum	$13,750,000	0.18% (4)	$13,725,000

Series Membership Interests Overview Active Offerings (Previously Qualified)
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #URL6	Per Unit	$10.00	1%	$9.90
	Total Minimum	$132,000	1%	$130,680
	Total Maximum	$165,000	1%	$163,350

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.” With respect to trading on the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) also acts as executing broker in connection with secondary transactions in interests between investors (as described in “Description of the Business – Liquidity Platform”).

(2) North Capital Private Securities Corporation, a Delaware corporation (the “Custodian”), acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings.  The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.”

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Platform (as defined below) and any successor platform used by the Company for the offer and sale of interests, as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.” The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

(4) The BOR has agreed to accept a flat-rate Brokerage Fee of $25,000 with respect to the Series #STEGO Offering in light of the large number of interests being issued to the Asset Seller.

(5) The amount set forth herein reflects the per unit amounts that would be applicable in the event that the maximum amount of Series #STEGO membership interests are sold. In the event that the minimum amount of Series #STEGO membership interests are sold, the per unit amounts would be 0.23% in fees payable to the BOR and $68.59 in proceeds owed to the Company.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”), and is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.” See “Description of Interests Offered” for additional information regarding the Interests. A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”

The Company is managed by its managing member, RSE Innovation Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets,” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management, for the benefit of the investors, of certain assets anticipated to generate revenue streams, including digital assets and noteworthy real estate assets, and of collectible items, including archaeological artifacts, such as fossils (the “Innovation Assets” or the “Asset Class”). The Company may invest in intangible assets, including domain names and media royalties, or tangible assets, and it may broaden the Asset Class further in the future by investing in other collectible items, such as collectible automobiles, memorabilia, alcohol, or other types of collectibles. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individual or entity that owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company or a Series in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Except as otherwise noted, Rally Holdings serves as the asset manager for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business – Description of the Asset Management Agreement” for additional information). For certain Series, however, the asset manager is a different entity, as indicated on the Master Series Table in Appendix A.  The term “Asset Manager,” as used herein, refers to the respective Asset Manager of each Series.

Appendix B to this Offering Circular describes each individual Series found in the “Master Series Table.”

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale, although some Series may not benefit from such economy of scale effects to the same extent as other Series, or at all, until the Company or its affiliates have acquired a large enough number of similar Underlying Assets.  See “Description of the Business – Business of the Company” for more information. We also expect to receive revenue derived through the usage of some Underlying Assets (“Contractual Revenue”). Additional information regarding Contractual Revenues is provided in “Description of the Business – Business of the Company.” If Contractual Revenues are derived, Interest Holders (as defined below) will have the right to pro rata distributions, as determined by the Manager in its sole discretion. There is no guarantee that an Underlying Asset will generate any Contractual Revenue during its lifespan.

There will be a separate closing with respect to each Offering (each, a “Closing”).  The Company is conducting each Offering on a best efforts, minimum-maximum basis, meaning that no Closing will occur unless subscriptions for the Total Minimum applicable to an Offering have been accepted by the Manager.  Upon accepting subscriptions for the Total Minimum, the Manager will cause the Company to effect the Closing of an Offering no later than the date that is one year from the date that such Offering was qualified by the U.S. Securities and Exchange Commission (the “Commission”), except that the Manager, in its sole discretion, may extend such period (the “Offering Period”) by up to an additional six months.  The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.  If subscriptions for the Total Minimum have not been accepted, an Offering shall be terminated upon the earlier to occur of (i) the expiration of the Offering Period, including any extension, and (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et seq.), and the information contained herein is being presented in Offering Circular format. The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with SouthState Bank, N.A. (the “Escrow Agent”) and will not be transferred to the operating account of the Series unless and until there is a Closing with respect to that Series. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.” The Manager and (with respect to each relevant Series) the Asset Manager thus have significant control over the management of the Company, each Series and the Underlying Assets. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series. In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, Series that have elected to be taxed as corporations will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS (which the Company does not operate or control) will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained. If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 12 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $500,000 AND $5 MILLION, RESPECTIVELY, IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

v

TABLE OF CONTENTS

RSE INNOVATION, LLC

SECTIONPAGE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS3

OFFERING SUMMARY5

RISK FACTORS15

POTENTIAL CONFLICTS OF INTEREST41

DILUTION46

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE47

DESCRIPTION OF THE BUSINESS56

MANAGEMENT78

COMPENSATION86

PRINCIPAL INTEREST HOLDERS87

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS88

DESCRIPTION OF INTERESTS OFFERED89

MATERIAL UNITED STATES TAX CONSIDERATIONS97

WHERE TO FIND ADDITIONAL INFORMATION102

APPENDIX A A-1

APPENDIX B B-1

USE OF PROCEEDS – SERIES #URL6 B-2

DESCRIPTION OF SERIES #URL6 B-4

USE OF PROCEEDS – SERIES #STEGO B-6

DESCRIPTION OF SERIES #STEGO B-8

EXHIBIT INDEX III-1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11612) that was filed with the Commission on November 24, 2021 and first qualified on January 10, 2022 (“Offering Statement 1”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by RSE Innovation with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.The following sections of the Post-Qualification Amendment No. 14 to Offering Statement 1:

•Cautionary Note Regarding Forward Looking Statements

•Trademarks and Tradenames

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interests

•Dilution

•Plan of Distribution and Subscription Procedure

•Description of the Business

•Management

•Compensation

•Principal Interest Holders

•Interest of Management and Others in Certain Transactions

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

•Appendix A – Master Series Table

2.The following sections of the Company’s Semiannual Report on Form 1-SA for the Semiannual Period Ended June 30, 2024:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Semiannual Periods ended June 30, 2024 and 2023

3.The following sections of the Post-Qualification Amendment No. 12 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

4.The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2023:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2023 and December 31, 2022

5.The following sections of the Post-Qualification Amendment No. 11 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

6.The following sections of the Post-Qualification Amendment No. 10 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

7.The following sections of the Post-Qualification Amendment No. 9 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

8.The following sections of the Post-Qualification Amendment No. 8 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

9.The following sections of the Post-Qualification Amendment No. 7 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

10.The following sections of the Post-Qualification Amendment No. 6 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

11.The following sections of the Post-Qualification Amendment No. 5 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

12.The following sections of the Post-Qualification Amendment No. 4 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

13.The following sections of the Post-Qualification Amendment No. 3 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

14.The following sections of the Post-Qualification Amendment No. 2 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

15.The following sections of the Post-Qualification Amendment No. 1 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

16.The following sections of Part II of the Pre-Qualification Amendment No. 2 to Offering Statement 1:

•Appendix B – Use of Proceeds and Asset Descriptions

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company, the Platform and the PPEX ATS (as defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform, or the PPEX ATS (which the Company does not operate or control) will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained or incorporated by reference in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated herein and in the Exhibits filed with the Offering Statement of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant and business advisor with respect to the legal, tax and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Innovation, LLC, a Delaware series limited liability company formed on May 20, 2020.  The following diagram reflects the organizational structure of the Company and affiliated entities, two of which also issue securities pursuant to Tier 2 of Regulation A:

Various Investors
Board of Directors (1)
RSE Markets, Inc.
Sole Member
Advisory Board (2)
Rally Holdings LLC
Advisory Board
Advisory Board
Sole Member
RSE Collection Manager, LLC
RSE Archive Manager, LLC
RSE Innovation Manager, LLC
RSE Merchandise, LLC
RSE Transfer Agent, LLC
Managing Member
Managing Member
Managing Member
Reg A Issuers & Series
RSE Collection, LLC
RSE Archive, LLC
RSE Innovation, LLC
Various Series
Various Series
Various Series

(1)The Board of Directors of RSE Markets, Inc. is discussed on pages 79–81 of this Offering Circular.

(2)The Advisory Board of the Manager is discussed on page pages 83–85 of this Offering Circular.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of certain assets expected to generate revenue, and of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets, collectively referred to as “Innovation Assets”.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for custodial fees, appraisal and valuation fees, ongoing registrar fees, cloud storage, maintenance, storage, insurance, marketing expense, bookkeeping and accounting fees and other expenses pertaining to each Underlying Asset and amounts earned by each Series generated from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in “Description of Series” in Appendix B for each respective Series and the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities. It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement. The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered. Once a prospective Investor has subscribed for an Offering, they may not revoke or withdraw their subscription except as may be required by law.

Manager:RSE Innovation Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of one (1) Interest of each Series as of the Closing of an Offering.

Advisory Board: The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager, Rally Holdings and the Asset Manager (if not Rally Holdings) in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker:The Company has entered into an agreement with the BOR. The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of FINRA and the Securities Investor Protection Corporation (the “SIPC”). It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a Delaware corporation and a broker-dealer which is registered with the Commission and in each state where the offer or sale of the Interests in Series of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings. Each Investor opens a brokerage account with the Custodian, with the information necessary to create the account being provided by the Investor through the Platform.  The Custodian is a member of FINRA and the SIPC.

Transfer Agent:The Company has entered into an agreement with RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series.  The Manager and/or its affiliates must purchase a minimum of one (1) Interest of each Series as of the Closing of its Offering.  The purchase price, which is calculated as the Offering price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:    SouthState Bank, N.A., a Florida banking corporation.

Escrow:    The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series. Once a prospective Investor has subscribed for an Offering, they may not revoke or withdraw their subscription except as may be required by law. Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series. The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate closing with respect to each Offering.  The Company is conducting each Offering on a best efforts, minimum-maximum basis, meaning that no Closing will occur unless subscriptions for the Total Minimum applicable to an Offering have been accepted by the Manager.  Upon accepting subscriptions for the Total Minimum, the Manager will cause the Company to effect the Closing of an Offering no later than the date that is one year from the date that such Offering was qualified by the Commission, except that the Manager, in its sole discretion, may extend the Offering Period by up to an additional six months.  The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.  If subscriptions for the Total Minimum have not been accepted, an Offering shall be terminated upon the earlier to occur of (i) the expiration of the Offering Period, including any extension, and (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion. In the case where the Company enters into a purchase option agreement or consignment agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the expiration date of the purchase option agreement or consignment agreement.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration. Furthermore, the Company may issue additional Interests in one or more subsequent offerings of Interests in a Series after the completion of the initial Offering of Interests of such Series.

Use of Proceeds:The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering (except as otherwise disclosed in the “Appendix B – Use of Proceeds” section for each Series), as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

Underlying Assets, whether acquired by the Company or a Series, are typically acquired through the following methods:

1.Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series.

2.Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company or Series is obligated to acquire the Underlying Asset prior to the Closing.

3.Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company or Series the right, but not the obligation, to acquire the Underlying Asset.

4.Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company or Series takes possession of the Underlying Asset during a consignment period.

The acquisition method for each Underlying Asset is noted in the “Use of Proceeds” in Appendix B for each respective Series.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The Custodian does not receive any compensation for the services provided with respect to the Offering of any individual Series, but receives an account opening fee and annual account maintenance fee for each individual Investor.  A copy of the Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager, Rally Holdings or the Asset Manager, an affiliate of any of them, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the Master Series Table in Appendix A for each respective Series.  The amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager’s estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager’s experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset.  Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.  For the avoidance of doubt, in the event of any follow-on offering of additional Interests in a Series, the Manager will typically not be entitled to any additional Sourcing Fees unless otherwise indicated in the Appendix B – Use of Proceeds section for the initial Offering for such Series.  For more information on the factors that the Company uses to determine the value of Underlying Assets, see the risk factor captioned, “We rely on data from multiple sources in determining the value of the Underlying Assets….”

The Manager or Rally Holdings pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

Related Asset:The Asset in which an Underlying Asset is specifically based is referred to herein as the “Related Asset.”  There may not be a Related Asset for every Underlying Asset.

Related Entity:A person, brand or entity that in some way contributes value to an Innovation Asset, by virtue of having lived there occupying the space, interacted with the space or any other connection to the Innovation Asset, is referred to herein as the “Related Entity.”

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series, including:

•costs incurred in managing the Underlying Asset, including, but not limited to, storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•the costs of any third parties engaged by the Manager in connection with the operations of the Company or a Series;

•any governmental fees imposed on the capital of the Company or a Series;

•any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, Manager or an Operating Partner in connection with the affairs of the Company or a Series, or relating to legal advice directly relating to the Company’s or a Series’ legal affairs;

•any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

•Cloud storage: based on the number of Underlying Assets in the cloud storage;

•Bookkeeping and accounting fees: allocated monthly across all closed Series Offerings;

•Custodial fees: based on the number of Underlying Assets;

•Appraisal and valuation fees: based on the number of Underlying Assets;

•Ongoing registrar fees: allocated directly to the Underlying Asset;

•Marketing: based on the number of Underlying Assets marketed to potential Investors;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset.

The Manager or Rally Holdings has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings for which no Closing has occurred are highlighted in gray in the Master Series Table in Appendix A.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series. However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or Rally Holdings may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or Rally Holdings may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

Revenues are generated at the Company or the Series level for certain Underlying Assets anticipated to generate revenue streams. For other Underlying Assets, no revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or those Series to generate any revenues in respect of these Underlying Assets for some time, and it is possible that no profits will be realized by Investors unless and until such an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. For these Underlying Assets, we will update the appropriate disclosure at such time as revenue models have been demonstrated. We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or Rally Holdings to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests:A further issuance of Interests of a Series may be made in the event that the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or Rally Holdings does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information. For the avoidance of doubt, in the event of any follow-on offering of additional Interests in a Series, the Manager will not be entitled to any additional Sourcing Fees unless otherwise indicated in the “Appendix B – Use of Proceeds” section for the initial Offering for such Series.

Asset Manager:Except as otherwise noted, the Asset Manager for each Series is Rally Holdings. For Series #URL5 and Series #URL6, the Asset Manager is DomainX, LLC (“DomainX”), as noted on the Master Series Table in Appendix A.

Platform and PPEX ATS:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the initial sales of the Interests are executed and which serves as the user interface for secondary transactions in Series Interests. Secondary transactions in certain Series Interests can be effectuated using the Public Private Execution Network Alternative Trading System (the “PPEX ATS”).  Interests in certain Series, such as Series #MANTLE319 and Series #STEGO, will not be made available for trading on the PPEX ATS, as indicated on the Master Series Table. The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC. Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, have access to the PPEX ATS. The PPEX ATS is not accessible to non-members or the general public, and Investors have no direct interaction with NCPS.

The Platform provides the user interface by which Investors can submit orders to buy or sell Interests in the Series that are made available for secondary market transactions on the PPEX ATS. The Platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between Rally Holdings and the Executing Broker, to the PPEX ATS, which is an ATS registered with the Commission and is owned and operated by NCPS, a registered broker-dealer. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously. The PPEX ATS then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by the PPEX ATS.  The PPEX ATS accepts orders transmitted from the Platform only because the Executing Broker is licensed to use the Platform’s technology to transmit order information. See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Operating Partners:The entities that may assist in aggregating, auditing, enforcing and paying the Series the Contractual Revenues owed based on its respective Underlying Asset are referred to herein as the “Operating Partners.” There may not be an Operating Partner for every Underlying Asset.  No Operating Partner has been engaged by the Company or any Series to date.

Free Cash Flow: “Free Cash Flow” for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset (subject to any non-cash adjustments to the extent applicable). Free Cash Flow is primarily generated through Contractual Revenues from usage of the Underlying Asset (as described in “Description of the Business – Business of the Company”). The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series. Free Cash Flow will be the metric which determines the amount of net income which may be available for distribution to Investors in a Series (see “Distribution Rights” below).

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business – Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series and available for distribution (the “Management Fee”). The Management Fee accrues or becomes due and payable only if there is sufficient Free Cash Flow to distribute as described under “Distribution Rights” below. For tax and accounting purposes, the Management Fee will be accounted for as an expense on the books of each Series. In the event the Manager determines to pay a Management Fee to the Asset Manager, the Manager would have discretion to vary the amount of the Management Fee in successive payments, but in no event will the Management Fee exceed 50% of the Free Cash Flow available to make distributions, as described under “Distribution Rights” below.

Success Fee:Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the amount available for distribution following the sale of all, or substantially all, of the Underlying Assets of a Series, net of any fees, costs, expenses, liabilities and reserves other than the Management Fee and the Success Fee, if any (each of the foregoing as determined by the Managing Member in its sole discretion) (the “Capital Proceeds”), is greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, to make distributions, no less than 50% of which (net of corporate income taxes, if any, applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series. The portion of distributions paid as the Management Fee may vary between payments.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series. At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities, nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interests if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,” (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) Rally Holdings, (v) the Asset Manager (if different from Rally Holdings), (vi) the Platform or (vii) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the relevant Underlying Assets. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series. In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, Series electing to be treated as associations taxable as corporations will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private. If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price. Although there is a possibility that the PPEX ATS, which is the primary venue for effectuating secondary trading of Interests of certain Series via a non-discretionary matching service (see “Description of the Business – Liquidity Platform” for additional information), may provide some liquidity, neither the Platform nor the PPEX ATS operates like a stock exchange or other traditional trading markets.  Secondary trading occurs on a recurring basis though the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all (see “Description of the Business – Liquidity Platform” for additional information).  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all. Our engagement of the PPEX ATS does not prevent Investors from effectuating secondary trading of Interests in some other manner not involving the PPEX ATS, but there is no guarantee that any other manner of secondary trading will be available or successful.

Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop for a Series, the price at which you are able to sell your Interests might be below the amount you paid for them.  In addition, we may elect for certain Series Interests not to trade in secondary transactions on the PPEX ATS; for instance, we intend not to allow Interests in Series #MANTLE319 or Series #STEGO to trade on the PPEX ATS, and therefore there will be no liquidity via this method of trading for holders of Interests in Series #MANTLE319 or Series #STEGO unless the Manager determines to allow such Interests to trade on the PPEX ATS at a later date.  Series for which we intend not to allow secondary trading on the PPEX ATS are noted on the Master Series Table in Appendix A.

Furthermore, secondary trades in Interests of Series that are taxed as partnerships, such as Series #STEGO, could jeopardize that tax status if the trades would result in the Series being treated as a publicly traded partnership for tax purposes.  See “Tax Consequences for Series Taxed as Partnerships” for more information. Therefore, in accordance with its discretion under Section 4.2(a) of the Operating Agreement to withhold consent to transfers of Interests, and in furtherance of the provisions of Section 4.2(b)(iv) of the Operating Agreement prohibiting (subject to the Manager’s waiver) transfers of Interests that would subject the related Series to additional tax liability, the Manager will analyze whether any proposed secondary trading of such Interests would result in the related Series being treated as a publicly traded partnership, and if so, the Manager will not consent to such trades. Therefore Investors in any such Series will have limited opportunities for liquidity in their investment, and possibly none at all, until the Underlying Asset of the Series is sold. Series for which we intend not to elect to be taxed as a corporation are noted on the Master Series Table in Appendix A.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker or dealer must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests. There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.  Revenues are generated at the Company or the Series level for certain Underlying Assets anticipated to generate revenue streams. For other Underlying Assets, no revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or these Series to generate any revenues in respect of such Underlying Assets for some time.

We have devoted substantially all of our efforts to establishing our business and principal operations, which commenced in 2020. We will update the appropriate disclosure at such time as revenue models have been developed. See the “Management’s Discussion and Analysis” section for additional information. No guarantee can be given that the Company or any Series will achieve its or their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Innovation Assets).

We do not expect to generate significant revenues at the Company or Series level for some time, and we rely on RSE Markets to fund our operations.

While our domain name Underlying Assets have generated some revenues to date through a domain parking arrangement, we do not expect to generate significant revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. Until such time as the Company or a Series generates sufficient revenue, we will be nearly completely reliant on RSE Markets, through the Asset Manager (if Rally Holdings) and the Manager, to fund our operations.

Although we believe RSE Markets has sufficient capital resources and sources of liquidity to perform its obligations for the foreseeable future, there can be no assurance that RSE Markets will be able to maintain sufficient capital to satisfy its obligations in future periods. RSE Markets’ capital resources and sources of liquidity will be relied upon by the Company and each listed Series and our auditors in determining our likely ability to continue as a going concern. RSE Markets’ current liquid capital resources and sources of liquidity have been determined to be insufficient to satisfy its operational requirements, including the obligations with respect to the Company and each listed Series, for at least one year, and the Company and each listed Series have concluded that substantial doubt exists about their ability to continue as a going concern, which may have a material adverse effect on the value of our Interests.

There is substantial doubt about our ability to continue as a going concern.

The Company’s and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

Two businesses that are affiliated with the Company, RSE Archive, LLC and RSE Collection, LLC, have pursued a similar strategy in overlapping asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably or generate any Contractual Revenues. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company or a Series.  This would further inhibit market acceptance of the Company, and if the Company or a Series does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance, the ability to monetize Underlying Assets through Museums and certain monetization opportunities that would require the Company or a Series to own a substantial number of Underlying Assets).

The Offering amounts exceed the purchase price of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale, including, but not limited to, any outstanding Operating  Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred. Amounts outstanding under any Operating Expenses Reimbursement Obligations incurred by a Series will be repaid from the Free Cash Flow or Capital Proceeds generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Rally Holdings and RSE Markets, including the officers of RSE Markets, as well as on the Asset Manager for each Series, including the personnel of such Asset Manager. Our business and operations could be adversely affected if the Manager or Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and, therefore, the success of the Interests) is in part dependent on the ability of the Manager and Rally Holdings to source and acquire the Underlying Assets and to maintain the Platform, and on the Asset Manager for each Series (whether Rally Holdings, DomainX, or another person) to manage the Underlying Assets. As the Manager and Rally Holdings have been in existence only since March 2021 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while Rally Holdings will also be the Asset Manager for series of RSE Archive, LLC and RSE Collection, LLC, series limited liability companies with a similar business model in the collectible and memorabilia asset classes, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.  DomainX has been in existence since 2020, and though it has operated in the business of domain name brokerage, sales, investment, monetization, and management since then, there can be no guarantee that it will achieve positive results of operations for the Company or the Series for which it serves as Asset Manager.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager for each Series (whether Rally Holdings, DomainX, or another person), RSE Markets and their respective teams; the expert networks provided by the Asset Manager of each Series; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager, an Asset Manager, or RSE Markets. The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of Rally Holdings to:

•continue to source high quality Innovation Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass of demand from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  Certain Underlying Assets, such as the Underlying Asset of Series #MANTLE319, are currently unique among the Asset Class and therefore do not currently benefit from economy of scale effects, which may reduce the potential return to Investors in such Series. In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset. Each Series of Interests will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them. Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities, and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data. If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform, through which potential Investors may acquire Interests, and the PPEX ATS, through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or the PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests.

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages of the Platform, resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or secondary transactions.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases Rally Holdings has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, Rally Holdings has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon Rally Holdings’ and NCPS’s ability to prevent system interruption on the Platform and the PPEX ATS. The Platform’s software, including open source software that is incorporated into the Platform’s code, and the software supporting the PPEX ATS may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in the Platform’s software code may only be discovered after the code has been released. Bugs in the Platform’s software, third-party software including open source software that is incorporated into our code, misconfigurations of the Platform’s systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform. If the AWS data centers fail, Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS operated by NCPS also faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such secondary trading will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices)

will be established when an investor is seeking to buy or sell Interests in a secondary transaction or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information). It is anticipated that secondary trading will occur on a recurring basis through the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. The frequency and duration of the periods of time during which the PPEX ATS will immediately match offers to buy and sell Interests in secondary transactions will be determined by NCPS in its capacity as operator of the PPEX ATS.  In addition, we may elect for certain Series Interests not to trade in secondary transactions on the PPEX ATS; for instance, we intend not to allow Interests in Series #MANTLE319 or Series #STEGO to trade on the PPEX ATS, and therefore there will be no liquidity for holders of Interests in Series #MANTLE319 or Series #STEGO unless the Manager determines to allow such Interests to trade on the PPEX ATS at a later date.  Series for which we intend not to allow secondary trading on the PPEX ATS are noted on the Master Series Table in Appendix A.  For the avoidance of doubt, no secondary trading will occur on the Platform, though the Platform is the means by which Investors input and receive information relating to secondary trading (see “Description of the Business – Liquidity Platform” for additional information).

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with secondary trading effectuated on the PPEX ATS.

With respect to secondary trading via the PPEX ATS operated by NCPS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions on the PPEX ATS operated by NCPS (see “Description of the Business – Liquidity Platform” for additional information).

The PPEX ATS is the primary venue for secondary trading of Series Interests.

To the extent that a trading market for our Interests develops, your ability to trade Series Interests in secondary transactions will be limited by the operability and availability of the PPEX ATS, which is the primary venue for secondary trading of Interests. The PPEX ATS may become inoperative (see “The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.” for more detail), or it may become inaccessible to us if NCPS ceases to operate the PPEX ATS or to offer its functionality to us. In either case, the PPEX ATS would no longer be available as a venue for secondary trading. Though the PPEX ATS is not an exclusive venue for secondary trading of Interests, alternative means of effectuating secondary trading may be limited in availability or may be more burdensome for Investors. Without the PPEX ATS, your ability to resell our Interests could be limited or eliminated, which could delay, or prevent entirely, any return on your invested capital. See “There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.” for more details. For the avoidance of doubt, the Company has no present intention to establish any additional venue for secondary trading of Series Interests.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of Rally Holdings’ products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action. If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Actual or threatened epidemics, pandemics, outbreaks or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, to avoid any in-person involvement, which would adversely affect our ability to adequately staff and manage our businesses. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Any adverse changes in the Asset Manager’s or an Operating Partner’s financial health or our relationship with the Asset Manager or its affiliates could hinder our operating performance and the return on your investment.

The Asset Manager (whether Rally Holdings, DomainX, or another entity) and the Operating Partner will utilize their personnel to perform services for us. Our ability to achieve our investment objectives and to pay distributions to our Investors is dependent upon the performance of the Asset Manager and its affiliates, any Operating Partner and its affiliates, as well as their Innovation Asset professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Asset Manager’s or the Operating Partner’s financial condition or our relationship with the Asset Manager or Operating Partner could hinder their ability to successfully manage our operations and our Innovation Assets.

We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business.  Further, elevated inflation may negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs.  In addition, the effects of inflation on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits.  If RSE Markets, Rally Holdings, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject. For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If there are deficiencies in our internal controls, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Rally Holdings is required to register as a broker-dealer, the Manager or Rally Holdings may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If Rally Holdings, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to effectuate resales or other liquidity of the Interests via the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or Rally Holdings may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Rally Holdings is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Rally Holdings was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

RSE Markets recently settled an enforcement action with the Commission with respect to the prior operation of the Platform, which was found by the Commission to be an unregistered securities exchange. Although RSE Markets has restructured the operation of the Platform to provide for secondary market trading of Interests on an alternative trading system (“ATS”) that is operated by a registered broker-dealer, the federal regulation of securities exchanges and ATSs involves a complex set of statutes and regulations that are subject to change and evolving and differing interpretation.  If the current operation of the Platform is considered to be a securities exchange or ATS, RSE Markets may be subject to additional regulatory actions, which could have a material adverse effect on the Platform and our business.

A securities trading platform that is considered to function as an exchange within the meaning of the Exchange Act must either register with the Commission as a national securities exchange under Section 6 of the Exchange Act or qualify for an exemption from such registration, such as an exchange that is operated by a registered broker-dealer as an ATS in compliance with Regulation ATS.  The Platform operated by RSE Markets is neither registered with the Commission as an exchange nor being operated by a registered broker-dealer as an ATS.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the staff of the Commission (the “SEC Staff”) as to whether the Platform (see “Description of the Business – Liquidity Platform”) operated as a securities exchange or ATS under the Exchange Act.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. In connection with the settlement, RSE Markets agreed to the Commission’s entry of an order instituting cease-and-desist proceedings (the “Order”).  As part of the settlement, RSE Markets neither admitted nor denied the Commission’s findings in the Order that, between July 1, 2018 and November 20, 2021, RSE Markets operated the Platform as a national securities exchange without registering it as such under Section 6 of the Exchange Act or operating it pursuant to an exemption from registration; however, it agreed to pay a penalty of $350,000 and refrain from committing or causing any violations or future violations of Section 5 of the Exchange Act. Any future violation of Section 5 of the Exchange Act by RSE Markets could result in additional administrative proceedings or actions in federal court, as well as harsher sanctions and fines, any of which could have a material adverse effect on our ability to operate the Platform. Additionally, SEC Staff can make reasonable requests from us for further evidence of compliance. Such requests for further information or any additional proceedings could divert management’s attention from executing its business plans and could require additional material expenditures by us to legal counsel or other advisors and service providers, as well as reduce Investor’s confidence in the Company, which could have a material negative impact on our business.

In late 2021, prior to the settlement, RSE Markets restructured the Platform, which included the Company and Rally Holdings entering into certain agreements (as described elsewhere in this Offering Circular) with Dalmore Group LLC, a registered-broker dealer, NCPS (a registered broker-dealer), and North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), to provide for secondary market trading in Interests to occur on the PPEX ATS, which is an electronic ATS owned and operated by NCPS and registered with the Commission under the Exchange Act. Following the restructuring, we do not believe that the Platform functions as a national securities exchange or an ATS as currently operated.  Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Platform. Any such, limitation, modification, or discontinuation could negatively impact our business, operating results, and financial condition. Furthermore, liability for acting as an unregistered broker-dealer or national securities exchange could include civil monetary penalties and disgorgement, injunctive relief, sanctions, cease-and-desist orders, and/or undertakings requiring the retention of compliance consultants or monitors. Such consequences could be heightened if the SEC Staff determines that the Company has violated the Order discussed above. See “Description of the Business – Regulation of Exchanges” below for a more in-depth discussion of the regulatory framework with respect securities exchanges and ATSs.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Rally Holdings and may divert attention from management of the Underlying Assets by the Manager and Rally Holdings or could cause Rally Holdings to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition. To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Rally Holdings and may divert attention from management of the Underlying Assets by the Manager and Rally Holdings or could cause Rally Holdings to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or Rally Holdings were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and Rally Holdings may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor Rally Holdings is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and Rally Holdings have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and Rally Holdings are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or Rally Holdings were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and Rally Holdings may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in the Interests. In particular, the 2017 Tax Cuts and Jobs Act (the “Tax Act”), signed into law in 2017, includes major changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. In addition, recently enacted legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), made technical corrections, or temporary modifications, to certain of the provisions of the Tax Act. Additional changes to the tax laws are likely to continue to occur, and the Company cannot assure Investors that any such changes will not adversely affect their taxation, the investment in the Interests or the market value or the resale potential of the Company’s Assets. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act and CARES Act, on their investment in the Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Interests.

If a Series cannot be treated as a corporation for tax purposes, Investors may be taxed as partners in a partnership. Investors in Series that have not elected to be treated as a corporation for tax purposes will be taxed as partners in a partnership.

The rule that a separate series of a limited liability company is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701-1(a)(5)). This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form. If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.

The Company may not elect for certain Series to be treated as corporations for tax purposes; for instance, the Company has not made and does not intend to make such an election with respect to Series #STEGO. In such cases, even if the proposed Treasury Regulations referenced above are applicable, such Series will be taxed as partnerships, and Investors in such series will be treated as partners in a partnership subject to current income tax on their proportional share of the income of the Series or of the Company.

The Managing Member has sole discretion under the Operating Agreement and applicable Series Designation over whether a Series that has not elected to be taxed as a corporation may subsequently make such an election. If such an election is made, a Series would become subject to additional entity-level income tax obligations, and the value of the Interests in such Series and the potential for return on your investment may be reduced. See “Material United States Tax Considerations” for more information.

Risks Specific to the Industry and the Asset Class

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for operating expenses and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series. Given the concentrated nature of each of the Underlying Assets, any downturn in the Asset Class is likely to impact the value of an Underlying Asset, and consequently the value of the Interests associated with such Underlying Asset. Popularity within categories of a broader market (e.g. baseball) can impact the value of the Underlying Assets within specific categories of the Asset Class (e.g. baseball-related real estate), and consequently the value of the related Interests.

We rely on data from multiple sources in determining the value of the Underlying Assets and have not independently verified the accuracy or completeness of this information. As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value. Valuations of the Underlying Assets will be based upon the subjective assessments taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties. Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets exhibit downward pricing pressure, it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from multiple sources; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

It is difficult to estimate with precision the projected future Contractual Revenues under any Underlying Asset because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control. As a result, at the time of an Offering, it is difficult to predict an accurate return on investment or rate of return for an investment in a Series of Interests.

Because the length of an Innovation Asset’s popularity is uncertain, we must estimate the popularity of the Innovation Asset in the future. Due to the inherent uncertainty in predicting the future, it is difficult to estimate with precision the projected future Contractual Revenues associated with the Underlying Asset. These estimations are based on future events that may or may not occur. Additionally, future events change based on a number of factors that are difficult or impossible to control. As a result, it is difficult to predict an accurate return on investment or rate of return of an investment in any Underlying Asset, and our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted if we receive less revenue from Underlying Assets than estimated. The Company will not provide updates with projected future Contractual Revenues after an Offering.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the PPEX ATS operated by NCPS. The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including any volatility in the economic markets and the future relevance of the Related Entity or the Related Asset.

An economic downturn and adverse economic conditions may harm the potential Contractual Revenues for the Underlying Assets.

Economic downturns and adverse economic conditions may negatively affect the Contractual Revenues from the Underlying Assets. For example, an economic downturn could result in a decrease of disposable income that consumers have available to purchase Innovation Assets or utilize their services. In addition, an economic downturn could decrease potential Contractual Revenues from third parties that use the underlying Innovation Assets in other creative endeavors.

We may be dependent on our Operating Partners for the collection of Contractual Revenues.

We may be reliant on the Operating Partners to audit and collect Contractual Revenues on our behalf. If the Operating Partners are unable to collect all Contractual Revenues that are due to the Series or there is a dispute in amounts owed, we may have limited recourse against them. We may have limited ability to change Operating Partners if we are not satisfied with their level of service.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks. Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset. This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

The Company may not insure, or fully insure, Underlying Assets, and any uninsured losses relating to such Underlying Assets would result in a material and adverse impact on the valuation of the Series related to such damaged Underlying Assets.

The Company may not carry insurance for any Underlying Assets, and even if it does carry insurance, insurance of any Underlying Asset may not cover all losses, and there are certain types of losses that may be uninsurable or not economically insurable. For instance, the Underlying Asset of Series #STEGO is unlikely to be insurable until excavation of the fossil is complete and the extent of the remains is determined. Under such circumstances, any insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display. Insurance may not cover all losses, and there can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display. Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  Insurance of any Underlying Asset may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

We may be forced to sell Underlying Assets at inopportune times, or we may be unable to sell Underlying Assets at opportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to, Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale. In such circumstances, the Capital Proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Further, with respect to Series for which DomainX serves as Asset Manager (such as Series #URL5 and Series #URL6), the terms of the applicable Asset Management Agreements provide that DomainX must approve any sale, transfer or conveyance of such Series’ Underlying Assets.  These Series may be unable to obtain such approval from DomainX in a timely fashion or at all for Underlying Asset sales that the Company or Manager otherwise believe to be advisable.  This could prevent these Series from realizing potentially advantageous returns for Investors.

Investors may not receive distributions or a return of capital.

The revenue of certain Series is expected to be derived primarily from the use of its Underlying Asset (known as “Contractual Revenues”), as described in “Description of the Business – Business of the Company.” In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution. In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any. Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation. See “Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, fossils can be damaged or destroyed by exposure to water or moisture. Additionally, some defects may not be initially visible or apparent and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

Certain Underlying Assets in the Asset Class demand specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight. See “Description of the Business – Facilities” for additional information.

Potentially high insurance, storage and maintenance costs, if required, for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage, and, if required, maintenance work.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed. It is anticipated that as the Company and its affiliates acquire more Underlying Assets, either directly or through additional Series, the Manager and Rally holdings may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale. These reductions are dependent on the Company and its affiliates acquiring, either directly or through additional Series, a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed. These reductions may not benefit all Series equally, as certain Underlying Assets—such as the Underlying Asset of Series #MANTLE319—

may be unique among the Asset Class and the assets held by the Company’s affiliates, limiting the Manager’s and Rally Holdings’ opportunity to negotiate for volume discounts from service providers in respect of such Underlying Assets until the Company and its affiliates have acquired a large enough number of similar Underlying Assets.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any Capital Proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

The involvement of the Underlying Assets in litigation could adversely affect our business.

Our ability to receive Contractual Revenues from Underlying Assets is highly dependent upon the Innovation Assets of the Underlying Assets. In addition, we may be involved in litigation with the appointed Operating Partners who are managing an Underlying Asset. The litigation may be due to the Operating Partners not fulfilling their duties, such as assisting with generating Contractual Revenues, maintaining the Underlying Assets, as applicable. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results and Contractual Revenue.

Neither the Asset Sellers, the Related Entities, nor any third-party Asset Managers owe any fiduciary duties to us or our stockholders, and they have no obligation to enhance the value of the Underlying Assets or disclose information to our stockholders.

Events surrounding the Related Entities, including personal or business relationships, could have an impact on the Underlying Assets. The Related Entities have no obligation to disclose any such events. Although the Asset Seller will be contractually obligated to disclose all material facts to us, we cannot guarantee that the Asset Seller will comply with such disclosure requirements or that we can independently verify or uncover material events. In addition, the Asset Seller, the Related Entities, and any third-party Asset Managers (such as DomainX) have no obligation to enhance the value of the Underlying Assets. For example, the Related Entity may cease operations, which may have the effect of decreasing future Contractual Revenues on the Underlying Assets. Furthermore, neither the Asset Seller, the Related Entity, nor any third-party Asset Manager (such as DomainX) owes any fiduciary duties to us or our stockholders. Our stockholders will have no recourse directly against the Asset Sellers, the Related Entities, or any third-party Asset Manager, either under the agreement to purchase the Underlying Assets or under state or federal securities laws.

Each Series will own an Underlying Asset, and it will be difficult or impossible for the Series to ensure the Underlying Assets are operated in the Series’ best interest. The Series will not have the full ability to direct the operations of the Underlying Assets.

Some of the Underlying Assets’ future revenue might be derived from Contractual Revenues. The Series will have limited or no authority regarding the promotion, exploitation or enforcement of the Innovation Assets. Our strategy of having others operate certain Innovation Assets, including situations in which we appoint third-party Asset Managers of Underlying Assets, as we have done for Series #URL5 and Series #URL6, puts us generally at risk to the decisions of others regarding operating decisions. Although we will attempt to secure contractual rights that will permit us to protect our interests to a degree, there can be no assurance that such rights will always be available or sufficient.

The Operating Partners may refuse or fail to make payments to us under the Underlying Assets.

Free Cash Flow generated under a Series may depend largely on Operating Partners making Contractual Revenue payments to each Series. An Operating Partner may dispute amounts to which the Series believe they are entitled to, or may be unwilling or unable to make payments to which the Series is entitled, including for reasons discussed elsewhere in these risk factors. In either event, the Series may become involved in a dispute with the Operating Partners regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between the Company and the Operating Partners and could be costly and time-consuming for us to pursue. Failure of the Operating Partners to make Contractual Revenue payments to us for any reason may adversely affect our business and in particular the value of each Underlying Asset.

In addition, if an Operating Partner who may be obligated to make payments to each Series were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under the Underlying Assets or otherwise may be prejudiced or impaired, perhaps significantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under the Underlying Assets or otherwise and realizing the economic and other benefits contemplated therein.

Contractual Revenues may decrease due to factors outside our control, including operational decisions and other risks faced by the Operating Partners or Related Entities.

The Series’ ability to receive Contractual Revenues from the Underlying Assets may depend in part on the operational success of any Operating Partners, Related Entities, or third-party Asset Managers. Actions taken by any Operating Partners, Related Entities, or third-party Asset Managers may have the result of decreasing the Contractual Revenues under the Underlying Assets. Our financial results are indirectly subject to hazards and risks normally associated with the continued success of Innovation Assets. For example, the Operating Partners may determine to pull certain Innovation Assets from certain distributions in an attempt to bargain for higher revenues. If this occurs and higher Contractual Revenues are not received, the Contractual Revenues under the Underlying Assets may be adversely affected.

Underlying Assets of certain Series of the Company are managed by a third-party Asset Manager.

Certain Series of the Company, namely Series #URL5 and Series #URL6, have appointed DomainX as a third-party Asset Manager of their respective Underlying Assets.  As Asset Manager, DomainX will have sole authority and complete discretion over the care, custody, maintenance and management of these Underlying Assets and to take any action that it deems necessary or desirable in connection therewith.  We cannot assure Investors that any third-party Asset Manager’s efforts to manage the Underlying Assets will be successful in protecting or enhancing Underlying Asset value.

An investor must rely on the Company to pursue remedies against the Operating Partners or third-party Asset Managers in the event of any default.

If any Operating Partners or third-party Asset Managers default on their payment obligations, if any, under the Underlying Assets, there can be no assurances that the Company will have adequate resources, if any, to satisfy any obligations to us under the Underlying Assets. It may be necessary, therefore, for us to pursue remedies against the Operating Partners or third-party Asset Managers. These Operating Partners may assert that the assignment of Underlying Assets by the Asset Seller did not create an obligation on their part to pay any Contractual Revenues to us. Moreover, Contractual Revenues under the Underlying Assets may be an obligation of any Operating Partners or third-party Asset Managers to us, not obligations to the Interest Holders. The Interest Holders will have no recourse directly against any Operating Partner or any third-party Asset Managers.

Future negative publicity could damage a Related Entity’s reputation and impair the value of the Underlying Assets.

Related Entities in the past received, and we expect that in the future they will continue to receive, media coverage. The popularity of a Related Entity’s Related Assets is contingent upon a number of factors, including the general public’s view of the Related Entity or the Related Assets. Unfavorable publicity regarding the Related Entity or Related Assets could negatively affect the value of the Underlying Assets. Any negative publicity could damage the Related Entity’s reputation and lead to a decline in popularity, which would decrease the value of the Underlying Assets.

Contractual Revenues may decrease due to factors outside our control, such as an injury, illness, medical condition or death of the Related Entity, or due to other factors such as public scandal or other reputational harm. In any such event, we do not maintain any insurance against such an event, and it is likely that the Contractual Revenue associated with the Underlying Assets may decrease.

Our focus for the foreseeable future is to source Underlying Assets associated with high-profile Innovation Assets. There is a risk that an Innovation Asset’s popularity will be short-lived. If the Related Entity or Related Asset associated with any Underlying Asset that a Series may acquire has a sustained decrease in popularity, the Contractual Revenue that would otherwise be received would likely be less than we anticipate, and it is likely that such Underlying Assets would not return to their prior levels or may cease completely.

We believe that our ability to receive Contractual Revenues from Underlying Assets depends in part on the Related Entity’s reputation and ability to be viewed favorably by the public. Prior to purchasing Underlying Assets, we assess the reputation of the Related Entity through our independent assessments. However, there can be no assurance that our review process will uncover all facts and characteristics that could adversely affect the reputation of a Related Entity or the value of Underlying Assets, or that our assessment of reputational risk is accurate. Even if our review process provides us with an accurate assessment of a Related Entity as of the date of our review, there can be no assurance that they may not suffer reputational damage in the future, whether as a result of future behavior or otherwise.

Rules regarding the ownership and administration of Domains are created by an independent body know as ICANN and administered by sub bodies known as Registries and Registrars. They are the authorities in the space and all Domain action must go through them.

The rules governing the ownership and operation of the Underlying Assets are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers), a multi-stakeholder, private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including regulating, among other things, Internet domains (“Domains”), Domain Registrars (defined below) and the rules of ownership. Changes in the rules around registration, ownership, sale or leasing of Domains could negatively impact the value of the Underlying Assets. ICANN can, in its sole discretion, choose to add additional “gTLDs” (general Top-Level Domains), which would create the potential to dilute the value of our Domains. ICANN may, in its discretion, increase the carrying cost of Domain renewal above its current nominal rate.

After a Domain is registered with a registrar (the “Registrar”), that Domain is in turn registered by the Registrar with a registry (the “Registry”). Should the Registrar or Registry change its rules or carrying costs, in its own discretion or due to ICANN action, regarding the registration, ownership, operation, sale or lease of Domains, the value of the Underlying Assets could be materially and negatively impacted. Should the Underlying Assets cease to exist, or should we be required to change our Registrar, our ability to alter our registration, sell or lease the Underlying Assets with necessary expediency may be adversely affected.

We may use the services of a Webhosting Company (the Webhost) in connection with a Domain. Should our account with the Webhost fall victim to hacking or other malicious activity, the content on the site could be altered in a way that could adversely affect the value of the Domain.

Governmental and regulatory policies or claims concerning the Domain registration system and the Internet in general, and industry reactions to those policies or claims, may cause instability in the industry and adversely impact our business if we acquire Domain names as Underlying Assets.

ICANN manages the Domain Name System’s (“DNS”) allocation of IP addresses, accreditation of Registrars and registries, and the definition and coordination of policy development for all of these functions. ICANN has been subject to strict scrutiny by the public and governments around the world, as well as multi-governmental organizations such as the United Nations, with many of those bodies becoming increasingly interested in Internet governance. Any instability in the Domain name registration system may materially and adversely impact the value of Domain names which we may acquire as Underlying Assets.

Owning or making a Domain available to be leased can introduce new considerations for Investors.

We may utilize services to maintain the security and credentials of a Domain. Should our account with the service provider be compromised, our ownership or control of the Domain could be in jeopardy, materially and adversely affecting the value of the Underlying Asset.

Should the Manager fail to submit our payment or administrative forms in a timely manner, the Series may lose the rights to the Underlying Asset. We may need to treat the name as a trademark and defend it to make sure the reverse does not happen to us.

Domain names are often selected to match a trademark owned by a business. In the past, when disputes have arisen between a Domain owner who is holding a Domain and a trademark owner who wishes to purchase the Domain, ICANN has ruled, in some cases, in favor of the trademark holder. As such, we must take proper care to ensure that the Underlying Asset has no potential trademark infringement on another asset or that such overlap does not arise.

The value of the Underlying Asset is, in part, based on the public perception of it as ‘high quality.’ Should any malicious party hijack, spoof or otherwise alter the content of the Underlying Asset, this could adversely affect its value.

One of the potential revenue streams for the Underlying Assets is via leasing the Domain name rights to a third party. Should the third party use the Domain in a way that is at odds with public perception, the value of the Underlying Asset could be materially and adversely affected. Additionally, should the third party conduct illegal activity via the Domain in any relevant jurisdiction, our rights to the Underlying Asset could be at risk entirely.

With respect to the Underlying Asset of Series #MANTLE319, disruptions in the financial markets or deteriorating economic conditions could adversely impact the Underlying Asset, which could hinder our ability to implement our business strategy and the Manager’s or the Operating Partner’s ability to collect potential Contractual Revenues for the Underlying Asset.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in Innovation Asset values, in particular with respect to the Underlying Asset of Series #MANTLE319. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for Innovation Assets, declining Innovation Asset values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of certain Innovation Assets and in rents, which in turn could reduce the value of our Interests.

During an economic downturn, it may also take longer for us to dispose of Innovation Asset investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our Innovation Asset investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in Innovation Asset values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our Investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

There are risks associated with reliance on third-party appraisers and inspectors.

With respect to Series #MANTLE319, we attempted to discern the accurate market value of the Underlying Asset by having it appraised by a reputable firm at the time of purchase. In the event of a significantly inflated estimate of the market value results in losses, we may have recourse for reimbursement from the appraiser, although there can be no guarantee of our ability to collect or the appraiser’s ability to pay.  Furthermore, appraisers sometimes overestimate the value of properties, potentially resulting in losses, and such mistakes may not be uncovered until years later when new evidence surfaces or additional appraisals are performed. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely decline. If the appraiser overestimated the value of the Underlying Asset at the time of purchase, it may subsequently be impaired to the market value.

Similarly, if the inspection of the Underlying Asset by a reputable firm did not uncover all damage or issues with the Underlying Asset, the cost of maintenance or repairs may have a material adverse effect on the value of the Underlying Asset.  In such case, we may seek recourse against the inspector, but there can be no guarantee of the Company’s ability to collect or the inspector’s ability to pay.

We may be subject to unknown or contingent liabilities related to Innovation Assets that we acquire for which we may have limited or no recourse against the Asset Sellers.

Some Underlying Assets may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the Asset Seller. Such liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of vendors or other persons dealing with the acquired asset, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. Even if such liabilities are due to breaches of any representations or warranties made by the Asset Seller, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the Asset Sellers. In addition, the total amount of costs and expenses that we may incur with respect to such liabilities may exceed our expectations and adversely affect our business, financial condition, results of operations and cash flow.

The Asset Manager or the Operating Partner may be unable to create the demand for tours of the Underlying Asset of Series #MANTLE319, which could adversely affect the Series’ ability to generate Contractual Revenues.

If there is no demand or interest from the general public in attending tours of the Underlying Asset of Series #MANTLE319 due to its historical significance, the ability of the Series to generate Contractual Revenues would be negatively impacted. In the case where information is discovered negatively impacting the reputation of a cultural figure associated with the Underlying Asset, this may have an impact on revenue-generating activities. Other factors that can potentially impact the tours of this Underlying Asset include local health and safety protocols, limiting the number of attendees for tours, surrounding tourist attractions, and the current cultural relevance of the Underlying Asset.

Property taxes, if applicable, could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Series #MANTLE319 will be required to pay state and local taxes on its property. The real property taxes may increase as property tax rates change or as the Underlying Asset is assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our Interests and our ability to satisfy our principal and interest obligations and to make distributions to our Investors could be adversely affected.

Refurbishment processes or an inability to source original parts may adversely affect the value of the Underlying Assets.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear).  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety or decide to list the asset for sale at auction. If the Manager, with the advice of the Advisory Board, deems the sale or auction listing to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Manager and the Advisory Board deem the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Manager and Advisory Board’s decision.

With respect to Series #STEGO, Wyoming Dinosaur Discovery, LLC, GeoDecor, Inc., and Tom Lindgren (collectively, the “Lindgren Group”) retain a contractual right to approve the venue and price at which the Asset may be resold, which approval may not be unreasonably withheld.  If the Lindgren Group reasonably withholds approval of a sale that the Manager deems to be beneficial, then the Company may be unable to sell the Underlying Asset when it would otherwise do so.

The Underlying Asset for Series #STEGO is subject to ongoing excavation, and subscriptions to purchase Series Interests are irrevocable by the purchaser. The remaining excavation efforts and the post-excavation process to clean, stabilize, and mount this Underlying Asset for display could result in damage to the Underlying Asset for Series #STEGO, harming its value and diminishing any potential return for Investors in Series #STEGO.

The excavation of the Underlying Asset of Series #STEGO is ongoing, and no guarantee can be made as to the final results of the excavation process. Many steps in the process could damage components of the Underlying Asset, including initial removal from the Earth, packaging and unpacking for transport, shipping, and handling of the components of the Underlying Asset. Likewise, the components of the Underlying Asset may be damaged in the course of preparing it for presentation, including cleaning, stabilizing, and mounting the Underlying Asset. Any damage to the Underlying Asset could have a material adverse effect on the value of the Underlying Asset, which may prevent Series #STEGO from being able to monetize the Underlying Asset or to ultimately sell the Underlying Asset at a profit.

In accordance with the terms of the Company’s form of Subscription Agreement, subscriptions to purchase Series Interests are irrevocable by the potential Investor, even in the event of damage to the Underlying Asset before the Closing of the Offering.  If the Underlying Asset is damaged after a potential Investor has subscribed to purchase Interests in the Series but before the Offering has closed, the potential Investor should not expect to receive a refund of the amount tendered with the subscription agreement (unless the Series Offering is terminated without a Closing).  In such case, any potential return on investment with respect to Series #STEGO may be materially reduced.

Risks Relating to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors. The Investors only have limited voting rights in respect of the Series of Interests. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

Your limited voting rights in the Company will vary over time depending upon the number of Interests held by the Manager or its affiliates and the number of Interests, if any, for which our Interest Holders have irrevocably elected to further limit or eliminate their voting rights.

Interests beneficially owned by the Manager or its affiliates shall have no voting rights for so long as they are beneficially owned by the Manager or its affiliates. In addition, Investors may irrevocably elect to limit or eliminate their voting rights such that they may vote only a portion of their Interests in a Series (as applicable to each such Investor, a “Vote Limit”). In the Operating Agreement, such an Interest Holder is referred to as a “Vote Limited Record Holder”. Vote Limited Record Holders retain no voting rights with respect to Interests in a Series that they own in excess of the applicable Vote Limit. Any election by an Investor to become a Vote Limited Record Holder would effectively increase the voting power held by our other Interest Holders with respect to matters submitted for Interest Holder vote that are determined by reference to the number of votes cast, or entitled to be cast, on such matter. Conversely, if the Manager or its affiliates or a Vote Limited Record Holder were to sell its Interests to a non-affiliate, the purchaser of such Interests would not be subject to the seller’s Vote Limit and would have full voting rights with respect to such Interests, which would reduce the voting power held by other Interest Holders. A large change in the outstanding voting power of the Company could result in an Interest Holder gaining or losing “affiliate” status, which could have securities law implications since securities held by affiliates, which are deemed “control” securities, are not freely tradeable under federal securities laws.

Certain Interest Holders have elected to limit their voting rights in this fashion in the past.  The Transfer Agent keeps records concerning the number of Vote Limited Record Holders of each Series and the Vote Limit applicable thereto.  The Transfer Agent also keeps records of the transfers of Interests, and the Manager will analyze any transfer by a Vote Limited Record Holder to determine whether the transferee is an affiliate of the transferring Vote Limited Record Holder. But we cannot predict whether any Interest Holder will elect to become a Vote Limited Record Holder, how many Interests may be affected by any such election or when or if the Manager or its affiliates or any Vote Limited Record Holder will sell any of its Interests in the future. Accordingly, while Interest Holders can determine the minimum voting rights they will hold, which is equal to their percentage ownership of the total number of Interests outstanding at any point in time, they may be unable to predict the actual share of the vote they may hold from time to time.

The amount of Interests subject to Vote Limits is indicated on the second table in the Principal Interest Holders section of this Offering Circular and will be updated on a semiannual basis in the Company’s Annual Report on Form 1-K and Semiannual Report on Form 1-SA.  Additionally, Interest Holders may also contact the Company at hello@rally.com to request information concerning Vote Limited Record Holders of a Series, in which case the Manager will evaluate the request and, to the extent consistent with applicable law, provide responsive information to the requesting Interest Holder.  Although the Annual and Semiannual Reports will provide periodic information about the Vote Limited Record Holders, and the ability of Investors to contact the Company is intended to give Investors access to real-time information regarding Vote Limited Record Holders so that Investors may calculate their actual voting power, it may be difficult for Interest Holders to determine their level of voting power at any point in time between such periodic updates.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or the purchase price of assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors, including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

If we need more capital to finance our operations, including operations focused on a particular Underlying Asset, we may raise it through a follow-on offering involving the issuance of additional Interests in one or more Series. Additionally, we may induce third-party service providers, including potential Operating Partners, to contract with us by promising to issue additional Interests in one or more Series after the initial Offering of Interests in a Series.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. Investors do not have preemptive rights, unless otherwise indicated in the relevant Series Designation. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Note that certain Series, such as Series #MANTLE319 and Series #STEGO, will not be made available for trading on the PPEX ATS, and the Manager may withhold consent to proposed transfers in Series taxed as partnerships, such as Series #STEGO, if such transfer would potentially cause the Series to be taxed as a publicly traded partnership.

Subscriptions are irrevocable except as may be otherwise required by law.  Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

Subscriptions for Interests are irrevocable on the part of the subscriber except as may be otherwise required by law. The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold, unless valid subscriptions for the Total Minimum applicable to an Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription or receiving subscriptions for the Total Minimum applicable to such Offering, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

A small number of parties will collectively hold a substantial majority of the Series Interests and corresponding voting power of Series #STEGO.

Upon completion of the offering of Series #STEGO (assuming the sale of all of the Interests Offered), Wyoming Dinosaur Discovery, LLC, GeoDecor, Inc., and Tom Lindgren (together, the “Lindgren Group”) collectively will own approximately 68% of the outstanding Interests in Series #STEGO, Alan J. Ginsberg will own approximately 9% of such Interests, and Stone Ridge Asset Management is expected to own approximately 10% of such Interests.  Because the Series Interests confer one vote per Interest on their holders with respect to the limited situations in which matters are put to Interest Holder vote (see “Description of the Interests Offered – Voting Rights” for more information), these parties together may hold approximately 87% of the voting power of the Series #STEGO Interests, with the Lindgren Group alone holding approximately 68% of such voting power.

Though the voting rights of Interest Holders are highly limited in general, matters that are subject to a vote of the Investors in Series #STEGO independent from other Series, such as votes on amendments to the Operating Agreement or a Series Designation that would adversely affect the Interest Holders of any particular Series as compared to Interest Holders of other Series, would be subject to the control of the Lindgren Group. The existence of significant Interest Holders may also have the effect of deterring, delaying or preventing the taking of Series-specific actions requiring the approval of the Investors in Series #STEGO that the Company or the Manager may deem to be in the best interests of Series #STEGO.

So long as the Lindgren Group continues to control a significant amount of the voting power of Series #STEGO, they will be able to strongly influence or control all matters requiring Series #STEGO Interest Holder approval, regardless of whether or not other Interest Holders believe that a potential matter is in their own best interests. In any of these matters, the interests of the Lindgren Group may differ or conflict with the interests of Series #STEGO’s other Interest Holders. Moreover, while the Manager does not intend to permit Interest in Series #STEGO to trade on the PPEX ATS and will analyze whether any trades of such Interests may jeopardize the tax treatment of Series #STEGO before consenting to such transfer, this concentration of Interest ownership may also adversely affect the price for which other Interest Holders may be able to sell their Interests in Series #STEGO to the extent potential investors perceive a disadvantage in owning Interests of a Series with a controlling Interest Holder.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Operating Agreement reduces or eliminates duties (including fiduciary duties) of the Manager

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Lack of conflicts of interest policy

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, Rally Holdings, the Asset Manager and their respective employees or affiliates

The Manager, Rally Holdings, and the Asset Manager (if other than Rally Holdings) may engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, Operating Partners, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager, Rally Holdings or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests. The Manager, Rally Holdings or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive, rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset.

An Asset Seller may be issued Interests in a Series as part of the total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager, Rally Holdings or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors. The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager for certain Series, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity

Rally Holdings or an affiliate may, in the future, register with the Commission as a broker-dealer in order to operate its own alternative trading system.  In that case, Rally Holdings, or its affiliate, would potentially be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that a divergence of interests would arise between Rally Holdings and those Investors. For example, if an Underlying Asset did not appreciate in value, this would impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of Rally Holdings or an affiliate (i.e., Rally Holdings or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases). For the avoidance of doubt, no Rally Entity operates an alternative trading system.

Ownership of multiple Series of Interests

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the PPEX ATS or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests). This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for cloud storage, insurance, storage, maintenance or media material creation). Although appointing one service provider may reduce costs due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of Innovation Assets even though the Company will own many different kinds of Innovation Assets). In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the costs or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series. While we presently intend to allocate expenses as described in “Description of the Business – Allocation of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager, any Operating Partner, and the Investors

The Manager or its affiliates are obligated to purchase a minimum of one (1) Interest of each Offering, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. If, however, the Manager or any Operating Partner has not made a significant equity investment in our Company, they will have little exposure to loss in the value of the Interests of a Series. Without this exposure, our Investors may be at a greater risk of loss because the Manager or the Operating Partner do not have as much to lose from a decrease in the value of our Interests as do those Managers or Operating Partners who make more significant equity investments in their companies.

The Manager, the Asset Manager or the Platform may receive sponsorship from Innovation Asset service providers to assist with the servicing of certain Underlying Assets. In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may, in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and, therefore, the amount of Management Fee the Asset Manager receives. The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset should an offer to acquire full ownership of the Underlying Asset be received. As Rally Holdings or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset. Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset. The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

The terms of the Operating Agreement limit our ability to end our relationship with the Manager.

Under the terms of the Operating Agreement, we may terminate the Manager following an affirmative vote of two-thirds of the Company’s Investors under certain circumstances, which are described under “Removal of the Managing Member” and are limited to instances in which the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. Unsatisfactory financial performance alone does not provide a basis for removal of the Manager under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees derived from monetizing Underlying Assets in addition to the Management Fee

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any Sourcing Fee generated by Offerings of additional Series of Interests on the Platform will be for the benefit of the Manager and Rally Holdings. In order to increase its revenue stream, the Manager may therefore be incentivized to launch additional Offerings and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager. This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members have experience with and may be investors in the Asset Class, a number of the Advisory Board members are in the collectible asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owned by, the Company.

Lack of separate counsel for the Rally Entities and their respective affiliates

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent one or more of the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or one or more of the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1 to the Offering Statement of which this Offering Circular forms a part.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities and transactions between Rally Entities

The officers and directors of RSE Markets, which is the sole member of Rally Holdings for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including two other series limited liability companies with similar businesses: RSE Archive, LLC, which commenced principal operations in 2019 and primarily operates in the memorabilia and collectibles asset class, and RSE Collection, LLC, which commenced principal operations in 2017 and primarily operates in the collectible automobile asset class. These separate entities require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that Rally Holdings has sufficient professionals to fully discharge its responsibilities to the Rally entities for which it serves as Asset Manager.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses or for further acquisition of additional Underlying Assets for the applicable Series, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of one (1) Interest in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than one (1) Interest in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Innovation Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC. Rally Holdings also owns and operates the Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend for the initial sales of the Interests to occur principally through the Platform. However, the Company may offer directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  In addition, within two calendar days of the qualification date of an Offering, the Company may offer the Interests so qualified for sale to a limited number of Investors.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The Company has engaged the BOR, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services.  As compensation, the Company has agreed to pay the BOR a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA.  With respect to Series #STEGO, however, the BOR agreed to a flat-rate Brokerage Fee of $25,000 due to the large number of Interests being issued to the Asset Seller.  In addition, the Company has paid the BOR a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by the BOR, such as, among other things, preparing the FINRA filing.  The BOR will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company.  In addition, the Company paid a one-time $10,000 consulting fee that was due in connection with FINRA’s issuance of a No Objection Letter.  The Company will also fund $11,750 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $75,000,000 of issuance in the upcoming twelve-month period.  The BOR will monitor all compensation, from any source, and will ensure that its total compensation for each Offering, and all Offerings, does not exceed 8% of the total offering proceeds, in the aggregate.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA. The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-Rally Holdings owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of certain Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR nor any other entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and, therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability

Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing that has occurred as of November 30, 2024 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#URL2 (1)	$700	$125,000	$1,400	$1,050	$650	$11,200	$140,000	$10.00	14,000
#URL1 (1)	$975	$175,000	$1,950	$1,463	$650	$14,963	$195,000	$10.00	19,500
#MANTLE319	$30,000	$176,369	$3,290	$2,468	$26,131	$90,743	$329,000	$7.00	47,000
#URL5 (1)	$1,500	$902,425	$9,500	$0	$0	$36,575	$950,000	$20.00	47,500

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through November 30, 2024.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

The Plan of Distribution table below represents ongoing Offerings where no Closing has occurred as of November 30, 2024 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#URL6	$1,500	$150,000	$1,650	$0	$0	$11,850	$165,000	$10.00	16,500

Note: Table does not include (i) any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through November 30, 2024, or (ii) any Offerings that have not been qualified by the Commission as of November 30, 2024. Amounts are based on the assumption that 100% of Interests in each Offering are sold.

There will be a separate closing with respect to each Offering.  The Company is conducting each Offering on a best efforts, minimum-maximum basis, meaning that no Closing will occur unless subscriptions for the Total Minimum applicable to an Offering have been accepted by the Manager.  Upon accepting subscriptions for the Total Minimum, the Manager will cause the Company to effect the Closing of an Offering no later than the date that is one year from the date that such Offering was qualified by the Commission, except that the Manager, in its sole discretion, may extend the Offering Period by up to an additional six months.  The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.  If subscriptions for the Total Minimum have not been accepted, an Offering shall be terminated upon the earlier to occur of (i) the expiration of the Offering Period, including any extension, and (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

In the case of each Series designated with a purchase option agreement in the respective Series Detail Table in Appendix B, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates, and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated. Similarly, Series designated with a consignment agreement are acquired though an independent consignment agreement for each such Series. The individual consignment agreements function in substantially the same manner as purchase option agreements, except that the Company takes possession of the Underlying Assets before a Closing occurs.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign an irrevocable Subscription Agreement, which will contain representations, warranties, covenants and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated May 3, 2022 (the “Transfer Agent Agreement”).

Rally Holdings, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application, during which time we reserve the right to reject any potential Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of

Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of one (1) Interest of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase more than one (1) Interest of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated October 7, 2021, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series and, based upon such review, provide a determination to the Company whether or not to accept the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third party, except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g., as needed for AML and background checks); and

10.Comply with any required FINRA filings, including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests. In addition, we have agreed to pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part). A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated January 2, 2024, by and among the Company and the Custodian (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will not receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor. The Custodian will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.  Before January 2, 2024, custodian services were provided by DriveWealth, LLC, but only the Custodian will perform such services with respect to the Offerings of Interests in Series #URL5 and Series #URL6.

Escrow Agent

SouthState Bank, N.A. (as successor in interest to Atlantic Capital Bank, N.A.), serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of December 8, 2021, on behalf of each Series (as amended, the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.  Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.5 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking and compliance costs, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business—Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A.

As compensation for providing certain custodian services to the Company, the Custodian will receive an account opening fee and annual account maintenance fee for every individual investor.  These fees are paid by Rally Holdings.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except as otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. For additional information about the compensation to be paid to the BOR, see “Plan of Distribution and Subscription Procedure – Plan of Distribution,” above.

Sourcing Fee

The Manager will be paid the Sourcing Fee in respect of each Offering, which shall not exceed the amount described in the Master Series Table in Appendix A.  The amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager’s estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager’s experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset.  Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.  For more information on the factors that the Company uses to determine the value of Underlying Assets, see the risk factor captioned, “We rely on data from multiple sources in determining the value of the Underlying Assets….”

In the event that the gross proceeds actually received by a Series from its Offering is less than the Total Maximum, or if the aggregate amount of all of the acquisition costs and offering expenses as described in the Use of Proceeds (other than the Sourcing Fee) associated with the Offering exceeds the amount that had been estimated at the time of commencement of the Offering, then the amount of the Sourcing Fee actually paid to the Manager will be reduced by such shortfall in proceeds or excess in costs and expenses.  In the event that no proceeds from an Offering of a Series remain after the application of proceeds to such acquisition costs and offering expenses associated with the Offering, then the Manager will not receive any Sourcing Fee from such Offering.

Success Fee

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to the Success Fee (all or any portion of which may be waived by the Asset Manager), to be paid by the Series in an amount calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform. The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may irrevocably subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the irrevocable Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform or otherwise, and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any reason or no reason, within fifteen (15) days of receiving a subscription application. In addition, we reserve the right to withdraw any Offering at any time before subscription applications for the Total Minimum for such Offering have been accepted.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied, and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions in accordance with the Operating Agreement. The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application. Once a subscription application is accepted by the Manager, the subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing of the Offering with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

We believe that the Asset Class is a global, multi-billion-dollar industry that is characterized by: (i) a very small number of participants who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value of Innovation Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Innovation Assets through a seamless investment experience on the Platform. With respect to secondary market transactions in Interests, the Platform serves as the user interface by which Investors submit orders to buy or sell Interests in secondary market transactions. The Platform then immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between Rally Holdings and the Executing Broker, to the PPEX ATS.  The Platform does not connect Investors to any venue for secondary market transactions other than the PPEX ATS, which is operated by NCPS. See “Description of the Business – Liquidity Platform” below for additional information on secondary market transactions The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

We believe that an owner interested in selling its Underlying Asset will benefit from significantly lower transaction costs and overhead and a higher degree of transparency as compared to traditional methods of transacting in the Underlying Asset. Traditional methods of transacting in Innovation Assets may include large fees, auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible.

Business of the Company

The Interests represent an investment in a particular Series and, thus, indirectly the Underlying Asset, and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance, the ability to monetize Underlying Assets through Museums and certain monetization opportunities that would require the Company or a Series to own a substantial number of Underlying Assets). The Company expects that these economies of scale will be driven by the number of Underlying Assets held not only by the Company but also by RSE Archive, LLC and RSE Collection, LLC, affiliates of the Company.  Certain arrangements relating to, for example, storage and insurance for certain tangible Underlying Assets are negotiated by Rally Holdings on a collective basis.  See “Offering Summary – The Company” for an organizational chart showing the relationships between the Company and certain of its affiliates.  For example, the Underlying Asset of Series #STEGO, though it is the only Underlying Asset of its nature associated with a Series of the Company, is stored at the same facility as other fossil assets held by affiliates of the Company.

Although some economy of scale effects may not be enjoyed by all Series or Underlying Assets (e.g., domain names are not stored with tangible Underlying Assets and therefore do not benefit from reduced per-unit costs for physical storage of Underlying Assets), the Company expects Series to benefit from economies of scale with respect to their specific sub-class of the Asset Class as the number of Underlying Assets within such sub-class increases.

However, if an Underlying Asset is unique within the Asset Class of the Company, such as the Underlying Asset of Series #MANTLE319, then the related Series may not benefit from such economy of scale effects to the same extent as other Series, or at all, until the Company or its affiliates have acquired a large enough number of similar Underlying Assets.

The Company’s core competency is the identification, acquisition, marketing and management of Innovation Assets for the benefit of the Investors. In addition, through the use of the Platform and the PPEX ATS operated by NCPS, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process. The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS operated by NCPS, aims to provide:

(i)Investors with access to the highest quality Innovation Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the PPEX ATS operated by NCPS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, although there can be no guarantee that a secondary market will ever develop, through the PPEX ATS or otherwise, or that appropriate registrations to permit such secondary trading will be obtained and maintained, and certain Series will not be eligible for trading on the PPEX ATS, such as Series #MANTLE319 and Series #STEGO (Series for which secondary trading will be limited are identified on the Master Series Table);

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers;

(iii)All Platform users with a premium, highly curated, engaging Innovation Asset media experience.

The Company may generate revenues through the usage of the Underlying Assets (“Contractual Revenues”), through channels which may include, but are not limited to, the following categories:

•Asset Leasing: Renting the Underlying Asset to a third party over a defined period of time for the payment of fees, typically on a monthly basis

•Sponsorship & Advertising: Enabling third-party brands to display advertising on or in connection with the Underlying Asset for the payment of fees, typically on a Cost per Impression (CPM), Cost per Click (CPC), or Cost per Action (CPA) basis, or otherwise depending on the circumstances

•Licensing & Royalties: Granting the right for third parties to display, perform or access the Underlying Asset for a fixed fee or a fee calculated as a percentage of the revenue generated by such activities

•Asset Merchandising: Selling goods or services related to the Underlying Asset

The Company has generated Contractual Revenues solely from the usage of the Underlying Assets of certain Series in a domain parking arrangement, but the Company may choose to pursue any of the above channels, or any other channels, to generate Contractual Revenues in the future.

Our objective is to become the leading marketplace for investing in Innovation Assets and, through the Platform, and the PPEX ATS operated by NCPS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Asset Class enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Innovation Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Innovation Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Innovation Assets developing in the industry, which will result in additional competition for Innovation Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Innovation Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table in Appendix A.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member. Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests across all Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series. If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the

Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets, and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Company’s allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including third-party operators, income or property taxes (as applicable), annual registration fees, import taxes, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, renovation, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or Rally Holdings); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and Rally Holdings have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table in Appendix A. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with its respective Asset Manager. The Series referenced in the Master Series Table in Appendix A will each appoint an Asset Manager to manage the respective Underlying Assets pursuant to an Asset Management Agreement. The services provided by each Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets; and

-Investigating, selecting and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including, but not limited to, consultants, performance rights organizations, revenue management organizations, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement.

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, (iv) such other date as agreed between the parties to the Asset Management Agreement, or (v) one year after the date on which any obligations connected to the Underlying Asset (including contingent obligations) have been terminated.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

With respect to each Series for which DomainX serves as Asset Manager, the terms of the relevant Asset Management Agreement provide that DomainX must approve any sale of the relevant Underlying Asset.

Management Fee

As consideration for managing each Underlying Asset, the respective Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period. The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various forms of Innovation Assets.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment. Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with Rally Holdings and members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to generate Contractual Revenues through the Underlying Asset. The Manager, with guidance from Rally Holdings and members of the Company’s Advisory Board, will endeavor to only select assets with, as applicable, known ownership history certificate of authenticity, pre-purchase inspections, highest possible quality grades, potential Contractual Revenues, cultural relevance, to the extent that such metrics exist in a particular type of asset (e.g., domain names), and other related records. The Manager, with guidance from Rally Holdings and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, and the historical valuation of the specific asset or comparable assets. From time to time the Manager, in consultation with our expert network, Rally Holdings and members of the Company’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from Rally Holdings and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with Rally Holdings, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, Rally Holdings and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform and the PPEX ATS operated by NCPS, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Domain Name Asset Type

Asset Class Description:  A domain name is defined as a sequence of usually alphanumeric characters that specifies a group of online resources and that forms part of the corresponding Internet addresses. More simply, a domain name is used for finding and identifying websites on the Internet. Technically, websites are accessed via computers using IP addresses, which are a 32-bit series of numbers; however, because it is difficult for humans to remember long strings of numbers, domain names were developed as an efficient and memorable way to identify websites on the Internet. So essentially, domain names “put a friendly face on hard-to-remember numeric Internet addresses,” and can be equated to the digital real estate of the Internet.

Registration and Availability:  In order to acquire ownership rights to a domain name, it must be registered with an accredited registrar. The registrar will check if the domain name is available for registration and create a record, known as a WHOIS record, with the domain name registrant’s information.

At this time, we believe that nearly all domain names with commonly recognizable words have already been registered, and that this is especially true for domain names that end with the .com extension, as this is the most common, identifiable, and desirable domain name suffix. At this time, we believe that it has become virtually impossible to register new desired domain names using the .com extension, resulting in the most valuable and recognizable domain names only to be available for resale in the secondary domain name market, known as the aftermarket.

The Domain Name Aftermarket:  The domain name aftermarket is the secondary market for transacting in Internet domain names. In this secondary market, a party interested in acquiring a domain name that is already registered bids in an auction or negotiates a price directly with a seller to acquire the rights in the domain name from the registered holder of that domain name. Given that most high quality domain names have already been registered, the aftermarket has essentially become the primary method to acquire valuable domain names at this time. Similar to art, collectibles and real estate, the domain name aftermarket is facilitated by marketplace platforms, auction houses and brokers that provide communication methods for buyers and sellers to interact, negotiate pricing and transact.

Value and the Secondary Market:  The value of a domain name in the aftermarket is ultimately established by what a buyer is willing to pay for any particular domain name. As such, domain names acquired in the aftermarket are akin to works of art, where the value will be dictated by the number, tastes and needs of buyers in the market.  Domains are often purchased as an investment, with the hopes that over time the domain names will be more valuable to future buyers. Generally, this market has demonstrated strong and consistent appreciative potential, as more of business and life is conducted digitally, demand has grown for a limited supply of high quality domain names as digital real estate for these activities. There is an active market of domain name investors that endeavor to identify undervalued domains and speculate on the future value of such domains.

Determining the value of a domain name, as with a work of art, is somewhat subjective; nonetheless, there are certain features generally considered meaningful and that positively correlate with higher sale prices. These features include, but are not limited to, the following:

•Top-Level Domain (“TLD”):  A domain’s TLD can be a big part of what makes it desirable. For example, a domain name with a .com suffix remains the most popular option (as it is recognizable and common), so many buyers will gravitate towards it. However, newer alternatives can also become trendy (and valuable).

•Popularity and Traffic:  If the domain name is currently used for a specific website, the level of traffic that site receives can become a vital factor in calculating the domain’s worth. The reason for this is fairly straightforward, in that if the domain comes with an existing audience attached, the buyer can leverage that traffic for their site right away. If the domain has been active for a while, this can also help its Search Engine Optimization (“SEO”) for the new owner, which may make it even more appealing.

•Keywords:  Including the right keywords in the domain name is another crucial aspect of SEO. In most industries, a majority of sites include high-quality keywords in their domains. For example, the top-rated website for the search engine query “hotel” is www.hotels.com. As such, if your domain contains a desirable keyword, this could increase its value.

•Brandability:  While a domain’s brandability can be very difficult to define, it is an important consideration for site owners when choosing a name. Many of the most visited websites in the world have clear, memorable and unique domains, such as twitter.com, youtube.com, and facebook.com. If the domain is similarly catchy and attention-grabbing, it may make buyers take special notice.

•Spelling:  This may seem obvious, but making sure the domain is spelled correctly can be critical. After all, few buyers will be swayed to use something that looks sloppy and unprofessional. At the same time, using unexpected spelling can sometimes be a benefit, as it could make the domain more brandable. For example, fiverr.com and tumblr.com have taken technically incorrect spellings and used them to create memorable, lasting brands.

•Length:  A general rule of thumb is that the shorter a domain is, the more people will pay for it. This is not always the case, as brevity alone is not going to make an otherwise cumbersome domain like zz0xy2c.org more appealing to potential buyers. However, a concise domain is often considered rarer and therefore more valuable. This is due to shorter domains being more memorable, easier to share and more marketable.

Other than appreciation, another way to monetize a domain name is through “domain parking,” which is an advertising practice used primarily to benefit from traffic visiting an under-developed domain name. The domain name will usually resolve to a web page containing advertising listings and links that will be targeted to the predicted interests of the visitors and may change dynamically based on the topics that prove most interesting to visitors. Usually, the domain holder is paid based on how many links have been visited and the productivity of those visits, which can also increase the value of a domain name.

In other instances a domain name may hold certain sentimental value for a buyer, as would a certain piece of artwork. For example, in 2017 Elon Musk reacquired X.com, which was the domain name used by the company he co-founded that would ultimately become PayPal. The domain was essentially defunct when it was reacquired by Musk, and he expressed that he had no current plans for it at the time of that acquisition, but that it had great sentimental value to him. Regardless of sentimental value, a one-character .com domain is extremely valuable in its own right due to (i) the scarcity of one-character .com domain names, (ii) the fact that such domain names attain the shortest possible length of a .com domain name, and (iii) the generic nature of the domain, which allows such domains to be used for a broad range of digital businesses and activities.

Evaluation, Risks, Acquisition and Management:  Domain names face certain specific types of risks that can negatively impact their potential value in the market. In order to mitigate these potential risks, due diligence is conducted as a component of evaluating each domain. These risks, and why they matter, are outlined below:

•Prior Site Usage:  Prior site usage helps determine if a domain name has previously been used in conjunction with illegal, improper or otherwise offensive online content, which could negatively impact the reputation and value of the domain. This type of activity could result in blacklisting of the domain on various platforms and impact certain functionality, such as search engine performance, website resolution and email throughput efficacy.

•UDRP Disputes:  All domain registrars must adhere to the Uniform Domain Name Dispute Resolution Policy (the “UDRP”). Under the UDRP, disputes arising from abusive registrations of domain names (e.g., cybersquatting on the registered trademark of another brand) may be addressed by expedited administrative proceedings that can be initiated by filing a complaint with an approved dispute resolution service provider. Like other asset classes, it is important to ensure that there are no outstanding legal claims that could impact a domain and diminish its value. Future challenges, or prior challenges not properly managed, would represent additional risk that could negatively impact the value of the domain name. As such, a review of the UDRP history of a domain (if any) is an important step to identify such additional risk.

•WHOIS History:  WHOIS is a widely used Internet record that identifies who owns a domain and how to contact them. Although WHOIS record availability has been hindered in recent years by the enactment of privacy laws such as the European Union’s General Data Protection Regulation (the “GDPR”), WHOIS records have proven to be useful and an essential resource for maintaining the integrity of the domain name registration process. A WHOIS record typically contains the name and contact information of the registrant (who “owns” the domain), the name and contact information of the registrar (the company that logs the registration of the domain name on behalf of their registrant customer), the registration date, the current name servers, the most recent update, and the expiration date, along with other information (such as the technical contact, who may be different from the registrant). The history and detail of domain ownership is important in a manner similar to a title search on a parcel of real estate - to the extent the information is available it can provide a historical record that substantiates ownership and the transfer history of a domain name. At the same time, any discrepancies arising during a WHOIS review can identify potential risks or disputes related to the domain and claims of ownership related thereto.

•Email Blacklists:  Having a domain name that is currently on or has been on an email blacklist can significantly hinder email deliverability. Because email deliverability is a key concern for many companies (and their marketing departments), it is important to find out if a domain is listed on any current or prior blacklists with an analysis of any required remediation. If a domain name is on any email blacklists, this could diminish the value of the domain name unless the necessary remediation can be conducted.

•Search Engine Reputation and Backlinks:  A domain name’s reputation is influenced by the number and quality of backlinks from external sites, also known as referring domains, that contribute to the overall strength, relevance and diversity of the domain’s backlink profile. It is common for referring domains to link back to content if it is relevant, authoritative or useful in some way to their own domain. Generally speaking, backlinks are considered to be a “vote of confidence” for the content that is being linked to on a domain from outside sources.  Backlinks are important for both search engines and website visitors, as backlinks provide a way for people to find other sources of information on the same or related topics. Links create a positive consumer experience because they transfer the visitor directly to additionally desirable information. For search engines, backlinks help to determine the page’s “authority,” which is the page’s importance and value. In the past the quantity of backlinks was the primary indicator of a page’s popularity; however, backlinks are currently evaluated more on the quality of sites from which the links are coming. Further, too many backlinks from unreliable domains can actually hinder the authoritative signals of a domain and can therefore devalue a domain. As such, it is beneficial to analyze these reputational factors to determine (i) if a domain is impacted in this manner through prior usage, and (ii) if/how this impact can be remediated.

•Trademark Review:  A domain name that conflicts with one or more established commercial brand marks may carry additional risk that should be considered. If a trademark search turns up any potential conflicts with the domain name, it is important to determine if there is risk of a future legal challenge. A challenge could occur if use of the domain name is likely to confuse customers about the source of trademarked products or services. However, the presence of similar trademarks to the domain name is not immediately disqualifying, as not all marks fall into the same class of goods and services, and some marks may have limitations that mitigate risk of a challenge. Further, generic terms or words cannot typically be trademarked. Because of this, a domain name that has many trademarks associated with the related term may actually be considered “safer” to purchase or as an investment. Generally, the search and review of possible trademark conflicts is important to determine if there is additional risk or benefit related to the domain that could impact value.

Rally Holdings intends to identify potential domain names for acquisition by the Company by considering the characteristics described above, including availability, value in the secondary market and risks that could negatively affect value. When considering a potential domain name for acquisition, Rally Holdings will evaluate the domain name for any prior events or conditions that would disqualify it from acquisition, including, but not limited to, prior use for illegal or inappropriate activities, any specific directly conflicting trademarks or trademark applications, and any outstanding or poorly resolved UDRP claims that would indicate a likelihood of a future challenge. Additionally, Rally Holdings will consider for each domain name, where applicable: (i) WHOIS history, (ii) trademark history, (iii) email blacklist history, (iv) search engine reputation, (v) prior site usage and (vi) URL backlinks, as well as any other criteria which Rally Holdings deems material at the time of consideration. Upon acquisition of a domain name, the Company will transfer such domain name to an account with a Registrar designated by Rally Holdings. The Asset Manager will determine if it is appropriate to make the domain name available for “domain parking” advertising and, if so, contract with a third party for such services.

See “Description of Series” in Appendix B for certain information regarding historical revenues generated by the Underlying Assets under prior ownership. The fact that an Underlying Asset generated revenue prior to its purchase by a Series is not an indication or prediction of future revenue or a representation that the Underlying Asset will generate any revenue in the future. Please see “Risk Factors” related to Contractual Revenues.

Real Property Asset Type

Within our investment policies and objectives, the Manager, with assistance from our Advisory Board, will have discretion with respect to the selection of specific investments, the purchase and sale of real property Underlying Assets within the Innovation Asset class, and identifying service providers, including or through Operating Partners. We believe that successful real property investment requires the implementation of strategies that permit favorable purchases, effective asset management, informed Operating Partner selection, and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of the Manager and the Advisory Board with a structure that emphasizes thorough market research, stringent underwriting standards, and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired either directly or through one or multiple Operating Partners. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure a high standard of care for the Underlying Assets.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships as well as our Advisory Board.

•Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to each Underlying Asset, its location, income-producing capacity, prospects for long-range appreciation, tax considerations, potential for Contractual Revenues, and liquidity.

•Risk Management – Risk management will be a fundamental principle in the management of each of our properties whether operated directly or through an Operating Partner. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager or its designated Operating Partner will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

•Asset Management – Prior to the purchase of an Underlying Asset, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken, the required operational expertise, and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

In selecting investments for us, the Manager, in consultation with Rally Holdings and members of the Manager’s Advisory Board, will utilize the Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria are subject to change from time to time in the sole discretion of the Manager and is continually influenced by Investor demand and current industry trends. The criteria that the Manager will consider when evaluating prospective investment opportunities include:

•macroeconomic conditions that may influence operating performance;

•Asset Class market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

•fundamental analysis of the Innovation Asset, including zoning, operating costs and the asset’s overall competitive position in its market;

•Asset Class and leasing market conditions affecting the Innovation Asset;

•the cash flow in place and projected to be in place over the expected hold period of the Innovation Asset to generate potential Contractual Revenues;

•the appropriateness of estimated costs and timing associated with capital improvements of the Innovation Asset;

•a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Innovation Asset;

•review of third-party reports, including ownership records, appraisals, engineering and environmental reports;

•physical inspections of the Innovation Asset and analysis of its core attributes; and

•the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the Innovation Asset.

Future Innovation Asset Classes

In the future the Company may consider offering additional classes of Underlying Assets in addition to domain names, which will be selected broadly based on analysis of the following criteria: (1) historical appreciation of the asset class, (2) expectation of ability to generate cash flow, (3) comprehensibility and appropriateness for a retail investor base, and (4) ability to deliver non-financial returns (i.e., pride of ownership and emotional returns). Examples of such future asset classes may include: automobiles, sports memorabilia, historical documents, music and media royalties, contractual rights and revenues, non-fungible tokens and historical aircraft leasing.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods, including:

1)Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4)Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement, a purchase option agreement, or a consignment agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset are noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

Asset Sales and Interest Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the PPEX ATS operated by NCPS (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although certain Series will not be eligible for trading on the PPEX ATS, such as Series #MANTLE319.  Additionally, transfers of Interests in Series that have not elected to be taxed as corporations, such as Series #STEGO, will be subject to the Manager’s evaluation of whether such transfers would cause the Series to be subject to an additional Series-level tax as a publicly traded partnership, in which case the Manager would not consent to such a transfer.  Series for which secondary trading will be limited are identified on the Master Series Table.  For a description of the process Investors may follow to transfer their Interests other than through the PPEX ATS, see “Description of Interests Offered – Transfer Restrictions.”

Even for those Series that are available for trading on the PPEX ATS, there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will be obtained and maintained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset.

In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  In addition, if the Manager, with advice from the Advisory Board, believes that an Underlying Asset is worth more than the value reflected by its then-current trading price or the price at which it was initially offered to Investors, the Manager may decide to offer the Underlying Asset or component for sale at an auction or actively solicit bids from third parties or otherwise. As a result of a sale of all or substantially all of the Underlying Assets of a Series, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract)

to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).  In some cases, the Company’s ability to liquidate an Underlying Asset may be subject to certain restrictions or limitations on sale as set forth in the applicable purchase agreement or purchase option agreement. See the “Description of Series” section for each individual Series in Appendix B for further details.

Liquidity Platform (the PPEX ATS)

The process by which the PPEX ATS operated by NCPS makes secondary trading in Interests of certain Series available to Investors is described below.  For a description of the process Investors may follow to transfer their Interests other than through the PPEX ATS, see “Description of Interests Offered – Transfer Restrictions.”  As described below, certain Series Interests are not made available for trading on the PPEX ATS.

Overview of PPEX ATS Platform

The Company and its affiliates have entered into an arrangement with NCPS and its affiliates to facilitate secondary transactions on the PPEX ATS in certain of the Series of Interests issued by the Company. The PPEX ATS is owned and operated by NCPS. The arrangement with NCPS was established in the fourth quarter of 2021 to provide a venue for secondary trading of Series Interests and is designed to provide Investors with an efficient means to buy and sell Series Interests in secondary transactions. The Manager has entered into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), the Executing Broker is engaged to execute all resale transactions in Interests based on the matching of orders on the PPEX ATS. The Executing Broker is a registered broker-dealer member of the PPEX ATS. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager matches any orders or executes or settles any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Certain Series of Interests, such as Series #MANTLE319 and Series #STEGO, will not be eligible for secondary trading on the PPEX ATS.  Additionally, transfers of Interests in Series that have not elected to be taxed as corporations, such as Series #STEGO, will be subject to the Manager’s evaluation of whether such transfers would cause the Series to be subject to an additional Series-level tax as a publicly traded partnership, in which case the Manager would not consent to such a transfer.  Series for which secondary trading will be limited are identified on the Master Series Table.

Process for Secondary Transactions

From time to time, and at any time, isolated non-issuer transactions in Interests of one or more Series may be effected during trading hours established by NCPS as operator of the PPEX ATS (“Market Hours”) in accordance with the following process. Investors can submit bid and ask quotes through the user interface provided by the Platform at any time.  The Platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between Rally Holdings and the Executing Broker (as described below), to the PPEX ATS, which is owned and operated by NCPS, a registered broker-dealer.  For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously.  The PPEX ATS then matches orders in accordance with the rules established by the PPEX ATS, but no matching of buyers and sellers will occur other than during Market Hours.  Bid and ask quotes submitted during Market Hours may be immediately matched by the PPEX ATS, while bid and ask quotes submitted outside of Market Hours are eligible to match only upon the next commencement of Market Hours.

Once matched by the PPEX ATS, orders are executed by the Executing Broker.  When a trade is executed, the Executing Broker transmits the applicable information (including the number of Interests and price at which they are being sold or purchased) to the Platform, where it is displayed to the relevant Investor.  During Market Hours, the Platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Dwolla, Inc., the third-party holder of Investor funds (“Dwolla”), which then effectuates the funds transfer between the buyer and seller.  After Market Hours end, the Executing Broker provides instructions regarding any transfers of Interests between Investor accounts to the Custodian, which transfers the Interests accordingly.  The clearing process, which includes the transfer of funds and Interests, is typically completed within one to two business days.  Neither the Platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Platform serves merely as the user interface for the purpose of enabling secondary market trading in Interests. On the Platform, Investors input the details of any orders to buy or sell Interests in secondary transactions (including the number of Interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between Rally Holdings and the Executing Broker (as described below), to the PPEX ATS. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously.  After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Platform’s user interface.  The PPEX ATS accepts orders transmitted from the Platform only because the Executing Broker (which is a member of the PPEX ATS) is licensed to use the Platform’s technology to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual Investors. Once an Investor, through the Platform as the user interface, places an order to buy or sell Interests, the Platform routes the order information (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS pursuant to the Tools License Agreement between Rally Holdings and the Executing Broker, and the Software and Services License Agreement between Rally Holdings and North Capital Investment Technology, Inc. (each as described below under “Agreements Relating to the PPEX ATS”). Neither the Company nor any other Rally Entity acts as a broker or dealer, and none of them provide Investors any direction or recommendation as to the purchase or sale of any Interests in secondary market transactions. In addition, neither the Executing Broker, the Custodian, nor NCPS makes any direction or recommendation as to the purchase or sale of any Interests. Neither the Company, nor the Rally Entities will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party.  NCPS, in its capacity as the Custodian, will have custody of Investors’ Interests in the brokerage accounts opened by each Investor with the Custodian.

The Platform acts as a user interface to receive information from, and deliver and display information to, Investors and the registered broker-dealers. None of the Company, the Manager or the Asset Manager will receive any compensation for their role in the trading procedure unless and until they, or one of their affiliates, register as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Agreements Relating to Secondary Trading on the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted in accordance with the process described above.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of, and as directed by, Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS. Upon the expiration of the initial two-year term, the Company had the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months. The initial two-year term of the PPEX ATS Company agreement expired on June 14, 2023, and the Company elected to extend the term of the PPEX ATS Company Agreement for one year.

In addition, on October 21, 2021, Rally Holdings entered into a Software and Services License Agreement with NCIT, the parent company of NCPS. Under this agreement, the Platform’s technology is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Platform as a user interface to the PPEX ATS as described above.  Rally Holdings pays NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

Rally Holdings has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which Rally Holdings has granted a license to the Executing Broker to use certain of Rally Holdings’ proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.  The Tools License Agreement enables the Executing Broker to use Rally Holdings’ technology (1) to obtain order information that Investors have submitted to the Platform, (2) to enable such order information to be simultaneously routed to the PPEX ATS for matching, and (3) after orders have matched, to transmit information concerning matched orders from the PPEX ATS to the Custodian, Dwolla, and the Platform for display to Investors.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager and Rally Holdings are located at 46 Howard Street, Suite 215, New York, New York 10013, and Rally Holdings presently has approximately fifteen full-time employees and part-time contractors. Neither the Manager nor the Company has any employees.

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Innovation Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in purpose built, secure, temperature-controlled storage facilities in New Jersey and Delaware for the purposes of storing the Underlying Assets in a highly controlled environments other than when some or all of the Underlying Assets are being utilized for marketing or similar purposes. The facilities used by the Company are monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and, if required, exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager.

From time-to-time various Underlying Assets may be held in third-party facilities. In such cases, Rally Holdings endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by Rally Holdings in conjunction with members of the Advisory Board.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors—Risks Relating to the Offerings—If either the Manager or Rally Holdings is required to register as a broker-dealer, the Manager or Rally Holdings may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission” and “Risk Factors—Risks Relating to the Offerings—RSE Markets recently settled an enforcement action with the Commission….”

Regulation of Intangible Assets

Regulation of intangible assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain intangible assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of intangible assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that intangible assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of intangible asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of intangible assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for intangible assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Exchanges

A platform facilitating secondary trading of securities may potentially be considered an exchange which would be required to register with the Commission as a national stock exchange or qualify for an exemption from registration, such as being operated by a broker-dealer as an ATS in compliance with Regulation ATS. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.” Rule 3b-16(b)(1) provides that an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for a system that operates as an ATS. Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the SEC Staff as to whether the Platform (see “Description of the Business – Liquidity Platform”) previously operated as a securities exchange or ATS under the Exchange Act.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. In connection with the settlement, RSE Markets agreed to the Commission’s entry of the Order instituting cease-and-desist proceedings.  As part of the settlement, RSE Markets neither admitted nor denied the Commission’s findings in the Order that, between July 1, 2018 and November 20, 2021, RSE Markets operated the Platform as a national securities exchange without registering it as such under Section 6 of the Exchange Act or operating it pursuant to an exemption from registration; however, it agreed to pay a penalty of $350,000 and refrain from committing or causing any violations or future violations of Section 5 of the Exchange Act.

In late 2021, prior to the settlement, RSE Markets restructured the Platform, which included the Company and Rally Holdings entering into certain agreements (as described elsewhere in this Offering Circular) with the Executing Broker; NCPS, a registered broker-dealer; and NCIT, to provide for secondary market trading in Interests to occur on the PPEX ATS, which is an electronic alternative trading system owned and operated by NCPS and registered with the Commission under the Exchange Act. Following the restructuring, we do not believe that the Platform functions as a national securities exchange or an ATS as currently operated. Specifically, we believe that the Platform is not an exchange because (1) it does not bring together orders for securities of multiple buyers and sellers, (2) it does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other, and (3) it merely routes orders to a broker-dealer for execution. The Platform provides the interface by which users can submit orders to a broker dealer to buy or sell Interests in secondary transactions. In accordance with Rule 3b-16(b)(1), the Platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between Rally Holdings and the Executing Broker, to the PPEX ATS, an ATS registered with the Commission and owned and operated by NCPS, a registered broker-dealer. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously. The PPEX ATS then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by the PPEX ATS. The Platform’s role in the secondary trading process is limited to (1) receiving orders from Investors, who enter their order on the Platform using either the Rally website or app,

(2) making those orders simultaneously accessible to the Executing Broker and the PPEX ATS pursuant to the Tools License Agreement and the Executing Broker’s status as registered broker-dealer and a member of the PPEX ATS, (3) displaying and confirming information regarding the execution and settlement of secondary market transactions based on information received from NCPS (via the Executing Broker), and (4) providing an interface by which Investors can provide information in order to open brokerage accounts with the Executing Broker and the Custodian and a cash account with Dwolla.

In this way, the Platform is simply the user interface that Investors engage with when placing orders for secondary trading of Interests. The decision whether to engage in secondary market trading is left solely to the individual Investors, and neither the Company, its affiliates, nor any of the third-party service providers involved in the secondary trading process provide Investors any direction or recommendation as to the purchase or sale of any Interests in secondary market transactions. In reliance upon Rule 3b-16(a) and Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Platform.

All secondary transactions in Series Interests for which the Platform serves as the user interface are effectuated on the PPEX ATS. See “Description of the Business – Liquidity Platform” for more information.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. The CCPA became effective in January 2023. Comprehensive state privacy laws also took effect in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities or any of the directors or executive officers of RSE Markets is, as of the date of this Offering Circular, subject to any material legal proceedings.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the SEC Staff as to whether the Platform previously operated as a securities exchange or ATS under the Exchange Act.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. See “Risk Factors—Risks Relating to the Offerings—RSE Markets recently settled an enforcement action with the Commission….” for a description of the settlement, which is incorporated herein by reference.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. The table below sets forth a summary of the allocation policy, which is subject to the Manager’s discretion:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Contractual Revenue	Allocable directly to the applicable Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer of Interests to Custodian brokerage accounts	Allocable to each Underlying Asset
Acquisition Expenses	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Real Estate Agent commission	Allocable directly to the applicable Underlying Asset
	Loan qualification and approval fee (including, any additional fees such as notary and bank fees)	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Evaluation, Discovery, Inspection and Appraisal fees	Allocable directly to the applicable Underlying Asset or pro rata to the number of Underlying Assets
	Development, renovation, restoration, refurbishment and maintenance expense	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset
	Authenticity and verification check	Allocable directly to the applicable Underlying Asset
	Identification fee	Allocable directly to the applicable Underlying Asset
	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Title fee	Allocable directly to the applicable Underlying Asset

Operating Expenses	Third-Party Operator	Allocable pro rata to the number of Underlying Assets or directly to the applicable Underlying Asset, depending on the scenario
	Home Ownership Association fees	Allocable directly to the applicable Underlying Asset
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable directly to the applicable Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Cloud Storage	Allocable pro rata to the value of each Underlying Asset
	Governmental fees (e.g. local jurisdiction)	Allocable directly to the applicable Underlying Asset
	Taxes (e.g. property taxes)	Allocable directly to the applicable Underlying Asset
	Ongoing registrar fees	Allocable directly to the applicable Underlying Asset
	Bookkeeping and Accounting fees	Allocable pro rata to the number of Closed Underlying Assets
	Storage	Allocable pro rata to the number of Underlying Assets
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit and legal expenses related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors. Under the terms of the allocation policy, the Manager may elect not to allocate certain expenses in the manner described above if it determines such allocation not to be in the best interests of the Company.

MANAGEMENT

Manager

The Manager of the Company is RSE Innovation Manager, LLC, a Delaware limited liability company formed on May 20, 2020.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. RSE Markets, the sole member of Rally Holdings, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board. The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for collecting the Underlying Asset’s Free Cash Flows, determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets through Contractual Revenues in order to generate profits, and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of Interest Holders. The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of RSE Markets. Rally Holdings is also the Asset Manager for RSE Archive, a series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019; and RSE Collection, LLC, a series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2017. While Rally Holdings thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Contractual Revenues generated from the Underlying Asset;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions, including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;- Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of Rally Holdings:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	44	President, Director, CEO	05/2016

Robert A. Petrozzo	41	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	44	Chief Financial Officer	08/2016
Joshua Silberstein	49	Director	10/2016

(1) Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder, Chief Executive Officer, President and Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016. Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas. For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining Rally Holdings, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide. Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016. At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces. Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings. Work performed on these transactions included, amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013. When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability. When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing and business development.

Joshua has a Bachelor of Science in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Asset Manager

Each Series has an Asset Manager that is responsible for the asset management services detailed below under “Responsibilities of the Asset Manager.”  Except as otherwise noted, Rally Holdings is the Asset Manager of each of our Series.  For each Series for which Rally Holdings is not the Asset Manager, the Master Series Table on Appendix A identifies the Asset Manager.

Rally Holdings also serves as the asset manager for series of RSE Archive, LLC and RSE Collection, LLC, other series limited liability companies with similar businesses in the memorabilia, collectible and real estate asset classes, respectively. RSE Archive, LLC commenced principal operations in 2019, and RSE Collection, LLC commenced principal operations in 2017. While Rally Holdings thus has some similar management experience, its experience is limited, including with respect to selecting and managing assets in the Asset Class.

DomainX serves as the Asset Manager for two Series: Series #URL5 and Series #URL6.  DomainX is the parent company of some of the domain name industry’s most famous and successful brands such as MediaOptions, DomainSherpa, DNX and ABCDEFG.  DomainX, which was founded in 2020, is experienced in matters relating to domain name brokerage, sales, investment, monetization, and management.  Each Series for which DomainX is the Asset Manager has entered, or will enter, into an Asset Management Agreement with DomainX in the form substantially set forth on Exhibit 6.14 hereto.

The founder and chief executive officer of DomainX is Andrew Rosener.  Since 2008, Andrew has been involved in over $600 million dollars in domain sales and has played a pivotal role in numerous high-profile domain name transactions, including X.com to Elon Musk, Zoom.com to ZOOM, and Prime.com and Podcast.com to Amazon, as well as thousands of others.  Andrew is also the owner of DomainSherpa.com, one of the industry’s leading educational podcasts, which seeks to educate business leaders and investors about the virtues and principles of domain names.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager for a Series include:

Asset Sourcing and Disposition Services:

-Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or consignment agreements, purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

- Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed, subject to the Manager’s approval.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third-party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Specifically for Series #URL5 and Series #URL6, pursuant to the Asset Management Agreement, the responsibilities of DomainX, in its capacity as Asset Manager, will include:

-Domain name custody – securely holding a domain name through a registrar (e.g., GoDaddy)

oIncluding managing and coordinating the payment of any fees such as renewal fees related to the custody of the Underlying Assets

-Domain Settings and Direction (i.e., Managing DNS Setting and MX Records)

oManaging domain name e-mail settings and ensuring the URLs point to the appropriate websites

-Underlying Asset Monetization including, among others:

oNegotiating with domain parking providers such as Bodis, Sedo or GoDaddy, as appropriate

oUnderlying Asset marketing, such as through affiliate marketing services such as Commission Junction

-DomainX must pre-approve any sale, transfer or conveyance of an Underlying Asset of these Series.

oIf DomainX were to withhold its approval of any such sale, transfer or conveyance, then the Series would not be permitted under the applicable Asset Management Agreement to sell its Underlying Asset even if the Company or the Manager believes such a sale to be advisable.  If, for instance, the

Series sold its Underlying Asset despite not receiving DomainX’s approval, such sale may constitute a breach of the Asset Management Agreement between such Series and DomainX.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions. In addition, the Advisory Board assists with, and makes recommendations with respect to, the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board are not managers or officers of the Company, the Manager, the Asset Manager or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

Rally Holdings will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g., travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations. To date, three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.  Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review, and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience. He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013. He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector. From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region. He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007. From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of Rally Holdings manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to Rally Holdings, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

RSE Innovation Manager, LLC served as Manager of the Company during fiscal year 2023, and its annual compensation for 2023 was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2023	RSE Innovation Manager, LLC	Manager	$ 90,743	$ 0	$ 90,743

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” in Appendix B for each respective Series. Additional details on Sourcing Fees received by the Manager can be found in the “Use of Proceeds” in Appendix B for each respective Series.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management.”

Compensation of the Operating Partner

In situations where the Manager and Asset Manager engage an Operating Partner to professionally manage the Underlying Asset for a specific Series, compensation will be paid in return for the services provided. Compensation for Operating Partners may be structured as a fixed fee, variable fee, profit share, revenue share, incentive based equity, earned equity or a combination thereof. The terms of the compensation will be negotiated by the Manager, Asset Manager, and the Operating Partner before finalizing the contractual agreement. No Operating Partner has been engaged by the Company or any Series to date.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least one (1) Interest acquired on the same terms as the other Investors. The address of the Manager is 46 Howard Street, Suite 215, New York, New York 10013.

As of June 30, 2024, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Affiliate (1) (2)	Total Offering Value
#URL2	2/3/2022	14,000	140 / 1%	$ 140,000
#URL1	3/23/2022	19,500	195 / 1%	$ 195,000
#MANTLE319	11/14/2023	47,000	19,745 / 42%	$329,000
#URL5	5/21/2024	47,500	10 / 0%	$950,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated. Upon the designation of the Series, Rally Holdings became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Manager must own at least one (1) Interest, which may then be transferred to Rally Holdings.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Innovation Manager, LLC is the Manager of each of the Series.  The Manager’s address is 46 Howard Street, Suite 215, New York, New York 10013.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  Christopher Bruno, Chief Executive Officer, President and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Bruno is the same as that of the Manager.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the voting Interests of a Series of the Company.  The following table sets forth information with respect to the number of voting Interests of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of June 30, 2024.  Interests that are subject to a Vote Limit are indicated in footnotes to the “Percent of Class” column.

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class (1)
#MANTLE319	Stone Ridge Asset Management (2)	19,749	42%(3)
#URL1	DomainX, LLC (4)	14,195	73%
#URL2	DomainX, LLC (4)	4,900	35%
#URL2	Jack Smith (5)	1,400	10%
#URL5	DomainX, LLC (4)	35,625	75%

(1) Certain Interest Holders (referred to as “Vote Limited Record Holders”) have irrevocably elected to limit their voting rights in accordance with the provisions of the Operating Agreement. The percentages in this column do not give effect to such elections, but the details of any applicable Vote Limit are described in footnotes to the applicable Series’ row in the “Percent of Class” column.

(2) Stone Ridge Asset Management’s address is 510 Madison Ave, New York, NY 10022.

(3) Stone Ridge Asset Management has voluntarily made an irrevocable election to subject their holdings to a Vote Limit of 4.99% of the outstanding Interests in Series #MANTLE319.

(4) DomainX, LLC’s address is 30 N Gould Street, Ste N, Sheridan, WY 82801

(5) Jack Smith’s address is 1887 Whitney Mesa Dr, Henderson, NV 89014

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The transactions in which we have participated during the last two completed fiscal years and the current fiscal year in which (i) amounts in excess of the lesser of $120,000 and one percent of the average of our total assets at year end for the last two completed fiscal years were involved, and (ii) any of the persons described in Item 13 of Form 1-A have had a direct or indirect material interest are set forth below.

•On December 21, 2023, the Company entered into that certain Option to Purchase Agreement with DomainX, pursuant to which DomainX granted the Company an option to purchase the Underlying Asset relating to Series #URL5 for $950,000, consisting of a mixture of cash and Series Interests.

•On December 21, 2023, the Company entered into that certain Option to Purchase Agreement with DomainX, pursuant to which DomainX granted the Company an option to purchase the Underlying Asset relating to Series #URL6 for $150,000, consisting of a mixture of cash and Series Interests.

•The Company obtained a secured loan on October 17, 2024, with an original principal amount of $1,250,000.00 from Stone Ridge Asset Management LLC (“SRAM”), which accrued interest at a rate of 4.21% per annum, the Applicable Federal Rate at the time of the loan. Other key terms of the loan include (i) the requirement to repay the loan within 14 business days of the Series #STEGO Offering Closing, or by such later date as agreed to by SRAM, and (ii) the ability for the Company to prepay the loan at any time. The loan is secured by Underlying Asset of Series #STEGO and the Company’s rights and interests in, to and under the Option to Purchase relating to such Underlying Asset, which security interest shall be released upon repayment of the loan out of the proceeds of the related Series Offering. If the Series Offering of Series #STEGO is terminated without a Closing, the Company’s rights to the Underlying Asset under the related Option to Purchase will transfer to SRAM. A copy of the Promissory Note documenting the terms of the loan is attached as Exhibit 6.12 to the offering statement of which this Offering Circular forms a part. In connection with such Promissory Note, the Company, Series #STEGO and Stone Ridge entered into that certain Pledge and Security Agreement, dated as of October 17, 2024, setting forth additional terms and conditions governing SRAM’s security interest in respect of the Promissory Note. A copy of the Pledge and Security Agreement is attached as Exhibit 6.13 to the offering statement of which this Offering Circular forms a part. No repayments on the loan have been made as of the date of this filing. The Company expects to pay down the loan by January 31, 2026.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), we are disclosing this information in light of the disclosure of DomainX and SRAM as 10% owners of Interests in certain Series in accordance with the SEC Staff’s request to provide a table disclosing the information called for under Item 12 of Form 1-A.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached as Exhibit 2.2 to the Offering Statement of which this Offering Circular forms a part, and the Subscription Agreement, the form of which is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.  As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution Rights” below).  The Manager, an affiliate of the Company, will own a minimum of one (1) Interest in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table in Appendix A will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” in Appendix B for each respective Series for further details).  An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the PPEX ATS or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and the “Description of the Business – Liquidity Platform” section for additional information).

Further Issuance of Interests

Only the Series Interests that are not annotated as closed in the Master Series Table in Appendix A are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”).  The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset. For the avoidance of doubt, in the event of any follow-on offering of additional Interests in a Series, the Manager will typically not be entitled to any additional Sourcing Fees unless otherwise indicated in the Use of Proceeds section for the initial Offering for such Series.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. However, the Manager may change the timing of potential distributions in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

(ii)second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

(iii)thereafter, to make distributions, no less than 50% of which (net of corporate income taxes, if any, applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability.  Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his or her assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of Interest Holders.  The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager; and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company.  All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company or the conveyance of all of the assets to a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series that has elected to be taxed as a corporation for U.S. federal income tax purposes will continue to qualify for treatment as such;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Under the terms of the Operating Agreement, an Interest Holder may elect to voluntarily and irrevocably limit or eliminate its voting rights with respect to a Series such that it may not vote more Interests than its Vote Limit, as set forth in the election to become a Vote Limited Record Holder attached as Exhibit A to the Operating Agreement.  In the event an Interest Holder irrevocably limits or eliminates its voting rights, all of the Series Interests beneficially owned by such Vote Limited Record Holder in excess of the applicable Voting Limit will no longer have any voting rights as long as such Series Interests are held by the Vote Limited Record Holder or an affiliate thereof.

The Transfer Agent keeps records concerning the number of Vote Limited Record Holders of each Series and the Vote Limit applicable thereto.  The Transfer Agent also keeps records of the transfers of Interests, and the Manager will analyze any transfer by a Vote Limited Record Holder to determine whether the transferee is an affiliate of the transferring Vote Limited Record Holder.  The amount of Interests subject to Vote Limits is indicated on the second table in the Principal Interest Holders section of this Offering Circular and updated on a semiannual basis.  Interest Holders may also contact the Company at hello@rally.com to request information concerning Vote Limited Record Holders of a Series, in which case the Manager will evaluate the request and, to the extent consistent with applicable law, provide responsive information to the requesting Interest Holder.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any Investors, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets.  Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and (iii) thereafter, to the Interest Holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer Restrictions

The Interests are subject to restrictions on transferability.  An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including (without limitation) when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) a change of U.S. federal income tax treatment of the Company or the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements.  The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed), including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the PPEX ATS or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely.  Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Investors who wish to transfer their Interests other than through the PPEX ATS operated by NCPS must comply with the procedures for transfers of Interests set forth in the Operating Agreement, including providing prior written notice to the Manager of any voluntary transfer, or providing notice within thirty (30) days following any involuntary transfer, unless such notice requirement is waived by the Manager.  Such notice must include sufficient information to allow legal counsel acting for the Company to determine that the proposed transfer will not violate any of the transfer restrictions set forth in the Operating Agreement.

Investors may contact the Manager via customer service (hello@rallyrd.com) or their other contacts at a Rally Entity to notify the Manager of a potential transfer of Interests, providing necessary information and responding to requests for additional information.  The Company, the Manager, and the Transfer Agent will evaluate the transfer request, and the Manager will either consent to the transfer or not in accordance with the Operating Agreement.  Each party to the transfer must open a custodial account with the Custodian if it has not already done so.  If consent to the transfer is granted, then the Manager will instruct the Custodian to effect the appropriate transfers in the applicable brokerage accounts.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution.  The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and will exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager.  The Manager intends to appoint an Asset Manager for each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests⸺Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial.  No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.  Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us.  Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor.  Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Default Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for all but certain of its Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests (except as noted below and on the Master Series Table) will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

The rule that a separate series of a Series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701- 1(a)(5)). This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form. If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.

As of the date of this filing, the only Series with respect to which the Company does not intend to elect to be taxed as a “C” corporation is Series #STEGO. Series #STEGO will be taxed as a partnership, as described below.

Tax Consequences for Series Taxed as Corporations

Taxation of Distributions to Investors

With respect to each Series for which the Company has made an election to be taxed as a “C” corporation, distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular

U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

Tax Consequences for Series Taxed as Partnerships

We expect that each Series for which no election to be treated as a “C” corporation will be made will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, such Series will not be subject to U.S. federal income tax. Instead, each U.S. Holder will be required to take into account its distributive share, whether or not distributed, of each item of such Series’ income, gain, loss, deduction or credit. See “—Taxation of Interest Holders in Series Taxed as Partnerships.”

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may  nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative trading system or the substantial equivalent thereof. With respect to Series whose Interests trade on the PPEX ATS, we expect that such Interests will be publicly traded for purposes of these rules. As of the date of this filing, the Company intends for all Series whose Interests may trade on the PPEX ATS to elect to be taxed as corporations. Series that do not elect to be taxed as corporations will not permit their Interests to be traded on the PPEX ATS; see the Master Series Table for identification of Series for which secondary trading on the PPEX ATS will not be permitted.

We intend to operate such that the Interests of any Series not electing to be taxed as a corporation will not be publicly traded. Specifically, the Operating Agreement generally prohibits any transfer of an Interest without the prior consent of the Manager and specifically prohibits any transfer of an Interest that would subject a Series to any tax to which it would not otherwise be subject. The Manager will consider prior to consenting to any transfer of an Interest in a Series whether such transfer would or could reasonably be expected to jeopardize the tax status of a Series, and with respect to any Series taxed as a partnership for federal income tax purposes, the Manager does not intend to consent to any Transfer of Interests therein.  If the Manager determines, after consultation with its legal counsel, that a requested transfer of Interests in such a Series would not jeopardize the Series’ treatment as a partnership for tax purposes, then the Manager may in such circumstances consent to a transfer of Interests in the Series. At present, we do not expect to seek a ruling from the IRS with respect to the treatment of certain Series as a partnership for U.S. federal income tax purposes, and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought and treats the Interests of such Series as publicly traded, the tax consequences described herein could be materially different, as described below.

If a Series that had not made an election to be taxed as a corporation is nonetheless eventually treated as having publicly traded Interests such that it is deemed to be a “publicly traded partnership,” such Series will be treated as if, on the first day that it is subject to taxation as a corporation, such Series had transferred all of its assets, subject to any liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Interest Holders in liquidation of their interests in such Series. This deemed contribution and liquidation should generally be tax-free to the Interest Holders so long as the Series does not have liabilities in excess of the tax basis of its assets at such time. Thereafter, the Series would be treated as a corporation for U.S. federal income tax purposes, and the tax considerations described above under “Default Taxation of Each Series as a ‘C’ Corporation” would apply and could materially reduce an Interest Holder’s after-tax return and thus could result in a substantial reduction of the value of the Interests in such Series.

Taxation of Interest Holders in Series Taxed as Partnerships

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Interest Holders in Series taxed as partnerships. As of the date of this filing, only Series #STEGO is expected to be taxed as a partnership.

Taxation of Interest Holders on Our Profits and Losses. As partnerships for U.S. federal income tax purposes, these Series generally will not be subject to U.S. federal income tax. Instead, each Interest Holder therein that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of the Series’ income, gain, loss, deduction or credit. It is possible that in any year, an Interest Holder’s tax liability arising from the Series could exceed the distributions made to such Interest Holder. These Series will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 and Schedule K-3 to each Interest Holder. However, Interest Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each fiscal year, each Interest Holder’s allocable share of income, gain, loss, deduction or credit attributable to a Series taxed as a partnership will be determined by the Operating Agreement and the applicable Series Designation, provided such allocations either have “substantial economic effect” or are determined to be in accordance with an Interest Holder’s interest in the Series. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Interest Holder’s interest in the Series, and we intend to prepare tax returns based on such allocations. If the allocations provided by the Operating Agreement were successfully challenged by the IRS, the resulting allocations to a particular Interest Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in the Operating Agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Interest Holders in a manner that reflects their beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Interest Holders, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Interest Holders of a Series to the possible detriment of certain Interest Holders. The Manager is authorized to revise our method of allocation between transferors and transferees (as well as among Interest Holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Interests. An Interest Holder’s initial tax basis in its Interests will generally equal the amount such Interest Holder paid for the Interests. An Interest Holder’s adjusted tax basis will be increased by such Interest Holder’s share of items of a Series’ income and gain and any increase in such Holder’s share of the Series’ liabilities. An Interest Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from the applicable Series, such Interest Holder’s allocable share of items of the Series’ deductions and losses and by any decrease in such Holder’s allocable share of the Series’ liabilities.

Interest Holders who purchase Interests of a Series in separate transactions must combine the basis of those Interests and maintain a single adjusted tax basis for all of those Interests. Upon a sale or other disposition of less than all of the Interests held by such Interest Holder, a portion of that tax basis must be allocated to the Interests sold.

Restrictions on Deductibility of Expenses and Other Losses. An Interest Holder may deduct its allocable share of a Series’ losses (if any) for U.S. federal income tax purposes only to the extent of such Interest Holder’s adjusted tax basis in Interests it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of an Interest Holder’s allocable share of the Series’ losses would reduce its adjusted tax basis for its Interests below zero, the recognition of such losses by such Interest Holder would be deferred to subsequent taxable years and will be allowed if and when such Interest Holder has sufficient tax basis so that such losses would not reduce such Interest Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules, the passive activity rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to an Interest Holder.

In general, neither any Series taxed as a partnership nor any Interest Holder therein may deduct organizational expenses. Such Series may elect to amortize any organizational expenses ratably over fifteen years, or it may elect to capitalize such expenses. No deduction is allowed for Offering Expenses.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by Series taxed as partnerships generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Interests of a Series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of the Interests. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Interests for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Interests. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of its Interests in a Series in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Interests. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of a Series’ income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Interest Holder has held such Interests for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular describes all of the material provisions of the documents referred to or pertinent to the matters discussed herein.  However, this Offering Circular does not purport to restate all of the provisions thereof, and potential Investors should read all such documents for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Innovation, LLC
46 Howard Street, Suite 215

New York, NY 10013

E-Mail: hello@rallyrd.com
Tel: (201) 564-0493
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof.  This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B for further details regarding ongoing Offerings.  Series for which an entity other than Rally Holdings are indicated by footnotes disclosure in this Master Series Table.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (3)
#URL2	1/10/2022	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	DIRECTIONS.COM	Closed	1/10/2022	2/3/2022	$10.00	14,000	$140,000 (4)	$11,200
#URL1	2/22/2022	(Post-Qualification Amendment No. 1 to Offering Statement 1)	HOTSPOT.COM	Closed	2/22/2022	3/23/2022	$10.00	19,500	$195,000 (4)	$14,963
Series #MANTLE319 (5)	9/29/2023	(Post-Qualification Amendment No. 5 to Offering Statement 1)	Mickey Mantle’s Childhood Home	Closed	9/29/2023	11/13/2023	$7.00	47,000	329,000 (4)	$90,743
Series #URL5 (6)	3/7/2024	(Post-Qualification Amendment No. 9 to Offering Statement 1)	MJ.COM Domain	Closed	3/9/2024	5/21/2024	$20.00	47,500	$950,000 (4)	$36,575
Series #URL6 (6)	3/7/2024	(Post-Qualification Amendment No. 9 to Offering Statement 1)	BODEGA.COM Domain	Open	3/9/2024		$10.00	13,200 /16,500	$132,000 /$165,000	$11,850
Series #STEGO (5)(7)		(Post-Qualification Amendment No. 13 to Offering Statement 1)	A nearly complete Stegosaurus stenops skeleton, currently being excavated from the Morrison Formation of Wyoming in 2023 - 2025	Upcoming			$68.75	160,000 / 200,000	$11,000,000 / $13,750,000	$45,000
TOTAL:	-	-	-	-	-	-	-	-	$15,529,000 (8)	-

A-1

    Note: Gray shading represents Series for which no Closing of an Offering has occurred.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)For Offerings that are Open or Upcoming, amounts represent the maximum Sourcing Fee payable to the Manager for identifying and managing the acquisition of the Underlying Assets.  For Offerings that have closed, amounts represent the actual Sourcing Fee payable to the Manager, which may be less than the maximum Sourcing Fee.

(4)Represents the actual gross proceeds for closed Offerings.

(5)Represents a Series whose Interests we do not intend to allow to trade on the PPEX ATS.  Therefore, there will be no liquidity via the PPEX ATS for Interests in such Series unless the Manager determines to allow secondary trading on the PPEX ATS at a later date.

(6)DomainX is the Asset Manager of this Series.

(7)Represents a Series for which the Company will not make an election to be treated as a “C” corporation for tax purposes. Such Series will be taxed as partnerships; see “Material United States Tax Considerations” for more information.  In order to maintain the tax treatment of such Series as a partnership (and not as a publicly traded partnership), the Manager may withhold its consent to secondary trading in Interests of such Series.  See “Tax Consequences for Series Taxed as Partnerships” for more information.

(8)Represents the proposed maximum public offering price aggregated across all Series for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with Offering Statement 1. Series whose Offerings have been cancelled are not reflected in this total.

A-2

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that have been submitted to the Commission for qualification.  Additionally, with respect to all Series that have been qualified and are currently being offered by the Company, the Use of Proceeds and Description of Series sections of such Series are set forth in this Appendix B.  With respect to Series for which a Closing has occurred, the Use of Proceeds and Description of Series sections of such Series are incorporated herein by reference.  See the “Incorporation of Certain Information by Reference” section of this Offering Circular for further details.

In addition, Rally Holdings also serves as Asset Manager for two of the Company’s affiliates, RSE Archive, LLC (“RSE Archive”), and RSE Collection, LLC (“RSE Collection”), which operate under business models similar to the Company’s.  For more information about the Asset Manager’s role with respect to the Company, RSE Archive and RSE Collection, see “Potential Conflicts of Interest – Our affiliates’ interests in other Rally Entities.” Domain X, LLC will serve as the Asset Manager for series #URL5 and series #URL6.

Each of RSE Archive and RSE Collection may at times offer interests in series for which the underlying assets are similar to Underlying Assets of Series of the Company.  At present, neither of them anticipates offering interests in a series whose underlying assets are similar to certain Underlying Assets of Series of the Company.

The Use of Proceeds sections below assume that each Offering will close at its maximum offering size. In the event that an Offering closes at an amount below its maximum offering size, the use of proceeds with respect to that Offering will be adjusted in accordance with the order of priority set forth under “Offering Summary – Use of Proceeds” above.

USE OF PROCEEDS – SERIES #URL6

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #URL6 Asset Cost (1)	$150,000	90.91%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$1,500	0.91%
	Brokerage Fee	$1,650	1.00%
	Offering Expenses (2)	$0	0.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Due Diligence	$0	0.00%
	Marketing Materials	$0	0.00%
	Sourcing Fee	$11,850	7.18%
	Total Fees and Expenses	$13,500	8.18%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table. The amounts set forth herein are estimates. The aggregate purchase price of $150,000 shall consist of a mixture of cash and Interests, which amounts will be mutually agreed upon by the parties.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	December 21, 2023
Expiration Date of Agreement	March 31, 2024
Purchase Price	$150,000 (1)
Interests issued to Asset Seller as part of total consideration	$0 (1)
Asset Seller Specifics	Asset Manager of Series
Acquisition Expenses	$0

(1)The amounts set forth herein are estimates. The aggregate purchase price of $150,000 shall consist of a mixture of cash and Interests, which amounts will be mutually agreed upon by the parties.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses, if any, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #URL6

Investment Overview

•Upon completion of the Series #URL6 Offering, Series #URL6 will purchase the Bodega.com Domain as the underlying asset for Series #URL6 (the “Underlying Asset” with respect to Series #URL6, as applicable), the specifications of which are set forth below.

•As a domain that consists of a single, recognizable, and well-known keyword, the Underlying Asset is considered desirable for use online by a business or individual to provide services and/or functionality on the Internet. Including keywords in a domain name is a crucial aspect of search engine optimization as desirable keywords can drive user traffic to an associated website. As the Underlying Asset consists of a common keyword, this could positively influence demand for and appreciation of the Underlying Asset.

•The fact that the Underlying Asset may have generated revenue prior to its purchase by Series #URL6 is not an indication or prediction of future revenue or a representation that the Underlying Asset will generate any revenue in the future. The Underlying Asset is not currently generating revenue, and the Company’s monetization strategy for the Underlying Asset has yet to be determined. Please see "Risk Factors" related to Contractual Revenues, including without limitation "Risks Specific to the Industry and the Asset Class - It is difficult to estimate with precision the projected future Contractual Revenues under any Underlying Asset because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control. As a result, at the time of an Offering, it is difficult to predict an accurate return on investment or rate of return for an investment in a Series of Interests."

Underlying Asset Details

•The key word ‘bodega’ receives between 100K – 1M Google searches per month according to Google Keyword Planner.2

Details
URL	Bodega.com
TLD	.com
Original Creation Date	December 9, 1996

Registrar History

Registrar	Updated	Expiration Date
GoDaddy.com	2023	2024
Unregistrar Corp	2022	2023
Network Solutions	2003	2022
VeriSign, Inc	2003	2003
Oleg Schatoff	1996	2003

Website History

Webpage/Redirect	Start	End

2https://ads.google.com/aw/keywordplanner/ideas/new?ocid=1538188043&euid=1044211106&__u=2494558994&uscid=1538188043&__c=2440763507&authuser=0&sourceid=emp

http://apps5.oingo.com/apps/domainpark/domainpark.cgi	2003	2006
www.mediaoptions.com	2018	2020
www.dnx.com	2020	2021
https://twitter.com/andrewrosener	2021	2022

UDRP Complaints

Organization	Current Complaints as of the Date of this Filing	Past Complaints
World Intellectual property Organization[3]	None	None
Asian Domain Name Dispute Resolution Centre[4]	None	None

Email Blacklists

Organization	Current Status as of the Date of this Filing	Past Status
S5h.net[5]	199.59.243.225 was listed	NA

Depreciation

The Company treats Innovation Assets as collectible and therefore will not depreciate or amortize the Underlying Asset going forward.

3 https://www.wipo.int/amc/en/domains/search/

4 https://www.adndrc.org/decisions/tdrp

5 https://mxtoolbox.com/SuperTool.aspx?action=blacklist

USE OF PROCEEDS – SERIES #STEGO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #STEGO Asset Cost (1)	$3,125,019	22.73%
	Interests issued to Asset Seller as part of total consideration (1)	$10,499,981	76.36%
	Cash on Series Balance Sheet	$50,000	0.36%
	Brokerage Fee (2)	$25,000	0.18%
	Offering Expenses (3)	$0	0.00%
Acquisition Expenses (4)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Due Diligence	$0	0.00%
	Marketing Materials	$5,000	0.04%
	Sourcing Fee	$45,000	0.33%
	Total Fees and Expenses	$125,000	0.91%
	Total Proceeds	$13,750,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table. In connection with the purchase of the Underlying Asset, the Company obtained a secured loan from SRAM in principal amount of $1,250,000. The cash proceeds of this Offering will be applied to repay the balance owed to SRAM pursuant to that certain Promissory Note dated October 17, 2024, a copy of which is attached as Exhibit 6.12 to the offering statement of which this Offering Circular forms a part, and which is described more particularly under “Interest of Management and Others in Certain Transactions” above. The amounts set forth herein are estimates. The aggregate purchase price of $13,625,000.00 shall consist of a mixture of cash and Interests, which amounts will be mutually agreed upon by the parties.

(2)The BOR agreed to a flat-rate Brokerage Fee of $25,000 in respect of this Offering due to the large number of Interests being issued to the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/4/2024
Expiration Date of Agreement	12/31/2025
Purchase Price	$13,625,000 (1)
Interests issued to Asset Seller as part of total consideration	$10,499,981 (1)
Asset Seller Specifics	None
Acquisition Expenses	$5,000

(1)The amounts set forth herein are estimates. The aggregate purchase price of $13,625,000.00 shall consist of a mixture of cash and Interests, which amounts will be mutually agreed upon by the parties.

In addition to the costs of acquiring the Underlying Asset (including repaying the amount owed pursuant to the above referenced promissory note issued by SRAM to the Company), proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses, if any, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES #STEGO

Investment Overview

•Upon completion of the Series #STEGO Offering, Series #STEGO will purchase a nearly complete Stegosaurus stenops skeleton, currently being excavated from the Morrison Formation of Wyoming in 2023 - 2025, as the Underlying Asset for Series #STEGO (the “Series Stegosaurus” or the “Underlying Asset” with respect to Series #STEGO, as applicable), the specifications of which are set forth below.

•Stegosaurus stenops is one of the most recognizable dinosaurs due to its distinctive double row of plates and spiked tail, known as the "thagomizer." It lived during the Late Jurassic period, approximately 150-155 million years ago, in what is now North America. The Morrison Formation, where other notable Stegosaurus remains have been found, is known for its rich concentration of dinosaur fossils.

•The Underlying Asset consists of a Stegosaurus stenops skeleton, with approximately 70% of the total bone count recovered to date, which is in the range of museum quality specimen. The excavation is ongoing, and additional bones are expected as more blocks from the quarry are analyzed, potentially increasing the total bone volume to approximately 75%, which would be one of the more complete specimens from this genus ever found.

•As is customary for full-body dinosaur skeletons (i.e., a complete skeleton rather than a partial one, such as a skeleton of just a dinosaur head or a jaw), once the excavation is complete, any missing bones will be reconstructed using technology such as 3D scanning and 3D printing. The full skeleton, including both the excavated bones and the reconstructed bones, will then be mounted in an articulated pose for display. The breakdown between excavated bones and reconstructed bones composing the full skeleton will be documented.

•As the excavation, professional preparation, and mounting processes progress, any material changes in the nature or status of the Underlying Asset will be communicated to Investors.  Substantive changes occurring before the Offering has closed that do not fundamentally change the information in the Offering Statement will be reflected in supplements to the Offering Circular, while fundamental changes occurring during such time period will be reflected in a Post-Qualification Amendment. Following the Closing of the Offering, the Company will provide updates regarding the status of the Underlying Asset through compliance with its Regulation A reporting obligations, including the submission of Annual Reports on Form 1-K, Semiannual Reports on Form 1-SA, and Current Reports on Form 1-U, as well as through Platform-based communications to Investors.

•The Company’s objective, in collaboration with its excavation partners, is to bring the fully mounted, museum-ready skeleton to market within approximately 12-24 months.

•Subscriptions for investment in Series #STEGO are irrevocable except as may be otherwise required by law, even if there is a material change in the condition of the Underlying Asset during excavation or post-excavation processes.  See “How to Subscribe” for more details.

Asset Description

Overview & Authentication

•Stegosaurus is a member of the Stegosauridae Family, characterized by their large bony plates along the back and tail spikes. It belongs to the Ornithischia Order, which also includes other plant-eating dinosaurs with bird-like hips.

•The first Stegosaurus fossils were discovered in 1877 by Othniel Charles Marsh, one of the preeminent American paleontologists of the 19th century. Marsh named the dinosaur Stegosaurus, meaning "roofed lizard," due to his initial misconception that the plates laid flat along the back.

•The Underlying Asset is being excavated from the Morrison Formation in Wyoming, a site renowned for yielding many famous dinosaur fossils, including Apatosaurus and Allosaurus.

•Stegosaurus stenops reached up to 30 feet in length and weighed around 11,000 pounds. It moved on all four legs and had a relatively small head compared to its body size, with a brain the size of a walnut.

•Stegosaurus was herbivorous, using its low-slung head to feed on ferns and other low-lying vegetation. Its beak and cheek teeth were well-adapted for shearing plants, much like modern herbivores.

•The Underlying Asset includes detailed osteographic mapping, verifying its authenticity. The skeleton is currently approximately 70% complete by bone count, with an expectation of achieving at least 75% completeness by the conclusion of the excavation, though no assurance can be made that the excavation will reach this level of completeness.  The status of the Underlying Asset as of September 20, 2024 (reflecting a skeleton that was 65% complete), is displayed in the bone map provided below.

Notable Features

•The Underlying Asset is a full-body Stegosaurus stenops skeleton being excavated from the Morrison Formation in 2023 - 2025 by a team of paleontologists led by Thomas Lindgren of GeoDecor.

•The double row of back plates is largely intact, with 17 of the original 22 plates preserved. The unique "thagomizer" tail with four spikes, believed to have been used for defense, is also in excellent condition.

•The Stegosaurus skeleton measures over 23 feet in length and stands nearly 7 feet tall, with many of its vertebrae, limb bones, and skull elements remaining intact.

•The recovered elements of the Underlying Asset are of excellent quality, displaying excellent bone texture and the characteristic dark brown patina typical of fossils from the Morrison Formation.

•The recovered skeleton's elements exhibit nice detail and solid outer surfaces, common in fossils from the Morrison Formation. All recovered elements have been fully cleaned and stabilized for mounting.

•After the excavation is complete and any missing bones are reconstructed, it is anticipated that the Underlying Asset will be mounted in an articulated pose for display, with an osteographic map provided to highlight which bones are original and which have been cast from museum-quality replicas.

Key Features of the Option to Purchase Agreement

•RSE Innovation possesses an exclusive option to purchase the Underlying Asset, which option expires on December 31, 2025, pursuant to that certain Option to Purchase, dated October 4, 2024, among RSE Innovation (the “Optionee” thereunder), Wyoming Dinosaur Discovery, LLC, GeoDecor, Inc., and Tom Lindgren (collectively, the “Optionor” thereunder), and Alan J. Ginsberg (“AJG”).

•The full purchase price of the Underlying Asset, $13,625,000, is to be paid by a mixture of Series Interests in Series #STEGO and cash.  The number of Series Interests to be issued as a component of the purchase price is the quotient of $10,500,000 divided by the price per Interest of Series #STEGO ($68.75), or 152,727 Interests.  Of these Series #STEGO Interests, 18,182 Interests will be issued to AJG, and the remainder will be issued to Optionor.

•RSE Innovation is obligated under the Option to Purchase to prepay to Optionor $2,250,000 of the cash portion of the purchase price thereunder in two equal installments (the “Prepayment”).  RSE Innovation has already paid one such installment (financed by the promissory note issued by SRAM on October 17, 2024), and the second is due on December 31, 2024.

•If RSE Innovation does not exercise on the Option to Purchase before December 31, 2025, if the Option to Purchase is terminated early, or if the Optionor does not satisfy the conditions for delivery of the Underlying Asset (including proof of title to, and substantiated authentication of, a museum-presentation-quality fossil consisting of not less than 65% of the original bone mass sourced from a single Stegosaurus skeleton), then the Prepayment shall be converted to a loan secured by the Underlying Asset in principal amount of $2,250,000.  Such loan shall not bear interest unless this Option to Purchase is terminated due to default of the Optionor, or if Optionor does not meet the conditions for Asset Delivery, in which case, the lien will bear an interest rate equal to the then-current benchmark rate plus 2.5% until the Prepayment is repaid in full.

•Additionally, RSE Innovation is obligated under the Option to Purchase to prepay to AJG $250,000 of the cash portion of the purchase price thereunder in two equal installments (the “Option Acquisition Payment”).  RSE Innovation has already paid one such installment (financed by the promissory note issued by SRAM on October 17, 2024), and the second is due on December 31, 2024.

•If RSE Innovation does not exercise on the Option to Purchase before December 31, 2025, if the Option to Purchase is terminated early, or if the Optionor does not satisfy the conditions for delivery of the Underlying Asset (including proof of title to, and substantiated authentication of, a museum-presentation-quality fossil consisting of not less than 65% of the original bone mass sourced from a single Stegosaurus skeleton), then the Option Acquisition Payment shall be converted to a loan secured by the Underlying Asset in principal amount of $250,000.  Such loan shall not bear interest unless this Option to Purchase is terminated due to default of the Optionor, or if Optionor does not meet the conditions for Asset Delivery, in which case, the lien will bear an interest rate equal to the then-current benchmark rate plus 2.5% until the Option Acquisition Payment is repaid in full.

•Optionor will retain the right to approve the venue and price at which the Underlying Asset may be resold, which approval may not be unreasonably withheld.

Notable Defects

•None

Details

Series Stegosaurus
Memorabilia Type	Full Stegosaurus Skeleton (approximately 70% complete, expected to reach at least 75% completion; missing bones will be reconstructed)
Order	Reptilia
Clade	Ornithischia
Family	Stegosauridae
Genus	Stegosaurus
Species	Stenops
Age	Jurassic Period
Excavation Site	Bone Cabin Quarry, Morrison Formation, Albany County Wyoming
Excavation Year	2023 - 2025
Condition	Well preserved
Presentation	Currently in excavation, but will be mounted in a standing display position once excavation completed
Length	Over 23 feet
Documentation	Osteograph mapping original bone content

Depreciation

The Company treats Innovation Assets as collectible and therefore will not depreciate or amortize the Underlying Asset going forward.

EXHIBIT INDEX

Exhibit 2.1 – Amended and Restated Certificate of Formation for RSE Innovation, LLC (5)

Exhibit 2.2 – Third Amended and Restated Limited Liability Company Agreement of RSE Innovation, LLC (12)

Exhibit 2.3 – Certificate of Formation for RSE Innovation Manager, LLC (1)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Innovation Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation with Rally Holdings as Asset Manager (8)

Exhibit 3.2 – Form of Series Designation with DomainX as Asset Manager (9)

Exhibit 3.3 – Form of Series Designation for Series Taxed as Partnerships (11)

Exhibit 4.1 – Form of Subscription Agreement (7)

Exhibit 6.1 – Form of Asset Management Agreement (2)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement

Exhibit 6.3 – Form of Purchase Agreement (2)

Exhibit 6.4 – Transfer Agent Agreement (6)

Exhibit 6.5 – NCPS PPEX ATS Company Agreement (4)

Exhibit 6.6 – Executing Broker Secondary Market Transactions Engagement Letter (4)

Exhibit 6.7 – Executing Broker Tools License Agreement (4)

Exhibit 6.8 – NCIT Software and Services License Agreement (4)

Exhibit 6.9 – Form of Asset Management Agreement with DomainX (10)

Exhibit 6.10 – Series #URL6 Purchase Option Agreement (9)

Exhibit 6.11 – Series #STEGO Purchase Option Agreement (11)

Exhibit 6.12 – Promissory Note in respect of Series #STEGO (11)

Exhibit 6.13 – Pledge and Security Agreement in respect of Series #STEGO (11)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (3)

Exhibit 8.2 – Custodian Agreement with North Capital Private Securities Corporation (9)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard Nexsen PC

Exhibit 13.1 – Testing the Waters Materials in respect of Series #STEGO

(1)Previously included as an exhibit to the Company’s Draft Offering Statement on Form 1-A submitted to the Commission on May 6, 2021.

(2)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on August 20, 2021.

(3)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 2 to its Offering Statement on Form 1-A filed with the Commission on November 24, 2021.

(4)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 1 to its Offering Statement on Form 1-A filed with the Commission on February 14, 2022.

(5)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2022, filed with the Commission on April 11, 2023.

(6)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 5 to its Offering Statement on Form 1-A filed with the Commission on April 14, 2023.

(7)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 6 to its Offering Statement on Form 1-A filed with the Commission on May 19, 2023.

(8)Previously filed as an Exhibit to the Company’s Semiannual Report on Form 1-SA filed with the Commission on September 18, 2023.

(9)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 9 to its Offering Statement on Form 1-A filed with the Commission on January 3, 2024.

(10)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 10 to its Offering Statement on Form 1-A filed with the Commission on February 9, 2024.

(11)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 13 to its Offering Statement on Form 1-A filed with the Commission on October 31, 2024.

(12)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 14 to its Offering Statement on Form 1-A filed with the Commission on December 3, 2024.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2024.

.

RSE INNOVATION, LLC

By: RSE Innovation Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

    By: /s/ Christopher J. Bruno

    Name: Christopher J. Bruno

    Title: Chief Executive Officer & President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher J. Bruno Name: Christopher J. Bruno	Chief Executive Officer & President of RSE Markets, Inc. (Principal Executive Officer)	December 19, 2024
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	December 19, 2024
RSE INNOVATION MANAGER, LLC By: Rally Holdings LLC, its managing member By: RSE Markets, Inc., its sole member By: /s/ Christopher J. Bruno Name: Christopher J. Bruno Title: Chief Executive Officer	Managing Member	December 19, 2024